Exhibit 15.a(i)

Mission We are an energy company. We concretely support a just energy transition, with the objective of preserving our planet and promoting an efﬁcient and sustainable access to energy for all. Our work is based on passion and innovation, on our unique strengths and skills, on the equal dignity of each person, recognizing diversity as a key value for human development, on the responsibility, integrity and transparency of our actions. We believe in the value of long-term partnerships with the Countries and communities where we operate, bringing long-lasting prosperity for all. 13 15 9 17 7 12 5 10 - - Global goals for a sustainable development The 2030 Agenda for Sustainable Development, presented in September 2015, identiﬁes the 17 Sustainable Development Goals (SDGs) which represent the common targets of sustainable develop- ment on the current complex social problems. These goals are an important reference for the internatio- nal community and Eni in managing activities in those Countries in which it operates.

Eni Report on remuneration policy and remuneration paid 2022 The Report is published in the “Corporate Governance” and “Publications” sections of the Company website (www.eni.com) Approved by the Board of Directors of March 17, 2022

Contents 1 LETTER FROM THE CHAIRWOMAN OF THE REMUNERATION COMMITTEE 4 2 FOREWORD 6 3 EXECUTIVE SUMMARY 8 4 SECTION I – REMUNERATION POLICY FOR THE 2020-2023 TERM This section is not subject to the vote of the 2022 Shareholders’ Meeting 20 Corporate governance 20 Bodies and parties involved 20 Engagement on Remuneration Policy 21 Eni Remuneration Committee 22 2020-2023 Remuneration Policy approval process 26 Purpose and general principles of the Remuneration Policy 27 Purpose 27 General principles 27 Remuneration Policy Guidelines 2020-2023 30 Criteria for the definition of the Policy 30 Connection with corporate strategy 30 Market benchmarks and Peer Group 31 Employees’ remuneration and working conditions 31 Officers covered by the Policy 32 Chairwoman of the Board of Directors 32 Non-executive Directors 32 Board of Statutory Auditors 33 Chief Executive Officer and General Manager 33 Managers with strategic responsibilities 41

5 SECTION II – COMPENSATION AND OTHER INFORMATION This section is subject to a non-binding vote of the 2022 Shareholders’ Meeting 44 Introduction 44 Implementation of the 2021 remuneration policies 45 Verification of 2021 performance for the purpose of the accrual of incentives payable and/or assignable in 2022 46 Remuneration accrued and/or awarded in 2021 49 Additional disclosure on the implementation of remuneration policy for 2020 53 Remuneration accrued in 2021 55 Table 1 - Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 55 Table 2 - Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 58 Table 3 - Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 60 Shareholdings held 62 Table 4 - Shareholdings held by Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 62 Annex under Article 84-bis of Consob Issuer Regulation - 2021 Implementation of the 2020-2022 Long-Term Incentive Plan 63 Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 63 6 ANNEX: CHARTS AND TABLES 65

4 Eni Report on remuneration policy and remuneration paid 2022 Letter from the Chairwoman of the Remuneration Committee Dear Shareholders, In 2021 Eni operated in a context still strongly affected by the pandemic, which continued to in- fluence our way of living and working, in a still volatile scenario which is now further aggravated by the breaking out of the most serious war on the European continent since the end of WWII. Therefore, our utmost attention continued to be concentrated above all on the protection of our people and the communities in which we work, through the consolidation of actions already implemented in 2020. Our timely reaction to the pandemic allowed Eni to significantly reduce costs and therefore to buffer the effects of the crisis. This translated into a 2021 performance allowing strong cash generation to cover dividends and buy-backs and reduce the debt ratio back to pre-crisis levels while, at the same time, strengthening our energy transition plan. Thanks to the effective mea- sures taken against the crisis, Eni did not have to make any redundancies or resort to subsidies. Like any crisis, the pandemic has therefore played as a further, strong lever in favour of change and acceleration of the actions already defined by our corporate mission and strategy: to ensure clean energy for all with the clear objective of carbon neutrality by 2050. In the context of war, violence and deep instability shaking our continent today, also strongly affecting the energy sector, Eni continues to show its capacity of reaction, resilience and commitment to its mission and strategy. The process that will lead to the achievement of this historic objective, structured in intermedi- ate and final goals, will be based on the pillars of decarbonisation, progressive development of renewable sources and creation of new businesses based on the paradigm of circular economy. Eni’s Remuneration Policy largely contributes to this process through both its incentive system and the weight given to decarbonisation and sustainability metrics, further refined in 2021. Shareholder engagement In carrying out the activities included in its annual program, the Committee was aware of the extraordinary nature of the conditions associated with the crisis triggered by COVID, which were evidently also reflected in the advice expressed by shareholders in 2021. Therefore, the Commit- tee thoroughly examined the rationale for the shareholders’ vote, organising a structured cycle of meetings with institutional investors and the leading proxy advisors. On these occasions, investors illustrated the reasons for their vote on the implementation of re- muneration policies for the year 2020, explaining that the deferral measures of a significant part of the variable remuneration, implemented both in 2020 and 2021, were not deemed sufficient, considering the revision of targets undertaken in light of the pandemic. They therefore hoped for voluntary reduction of wages, or the exercise of discretion in defining the final pay-outs of the incentive systems. The outcome of the meetings confirmed a general appreciation of the aims, overall structure and specific articulations of Eni’s Policy, with regard in particular to the balance between the economic-financial indicators and those aimed at measuring energy transition. The Committee greatly appreciated the feedback received, drawing useful information on the need to maintain an effective dialogue with investors, especially in exceptional circumstances, in order to know their orientations and receive feedback on choices made. In drafting the 2022 Report and more specifically the second section of the document, the aim of further improving the description of the methodology and assessments carried out when verifying the performance was also shared, in compliance with the mandate of the Committee. Methodologies applied, assessments carried out and the proposals presented to the Board will also be thoroughly illustrated during the meetings scheduled for the spring of this year, in an- ticipation of the shareholders’ meeting, which will be called to express a non-binding vote only on the second section of the document, in consideration of the three-year duration of the Policy approved in 2020. Nathalie Tocci Chairwoman of the Remuneration

5 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex The importance of a direct and constructive dialogue with investors is finally pointed out by the explicit inclusion, among the Committee’s tasks, of a specific item on the examination and monitoring of the results of engagement activities carried out in support of Eni remuneration policy, within the terms provided for in the policy approved by the Board, in line with the recommendations of the new Corporate Governance Code. Results in 2021 Building on actions taken in 2020, we achieved excellent results in 2021 and accelerated our energy transition strategy. Strong cash generation provided €7.6 bln of organic free cash flow which supported the acceleration of the growth of green businesses and ensured a remuneration to the shareholders in line with pre-pandemic levels while reducing the debt ratio at 20%, compared with 31% last year. During 2021, we laid solid foundations for a further transformation of our portfolio with the announcement of the listing of Plenitude, which includes renewables, customers and electric mobility, and the IPO of Vår Energi on the Norwegian stock exchange, as well as the creation of a strategic vehicle with BP for the joint development of activities in Angola. In terms of work safety, we recorded the best performance in the last 5 years, based on an indicator that also considers the severity of any accident (SIR), confirming Eni’s commitment to raising awareness and disseminating a culture of safety. In a nutshell, in 2021 we achieved very important results, confirming the effectiveness of the strategy launched at the very beginning of the pandemic. Looking forward: Remuneration policy for the new term The Committee members are aware that the three-year Policy implemented over these years, while proving robust and bal- anced, may require updates to reflect the evolution of strategic guidelines, practices and the reference context, as well as indications coming from the market and investors, with a view to presenting a new proposal at the Shareholders’ Meeting to be held in 2023. An item we expect to maintain relates to the three-year duration of the Policy, which allows its natural alignment with the term of the Board and helps the consolidation of proposed solutions over time, allowing to test their validity over a sufficient period of time, and to foster the expectation of their being stable and resilient even in situations of crisis and uncertainty, as we have had the opportunity to experience over the last two years. The Committee will also assess the features and performance parameters of the long-term incentive plan that must be adopted upon expiry of the current plan, the last award of which will be approved in October, in light of the recent recom- mendations of the Corporate Governance Code, and the evolution of the Company’s strategic priorities, with the aim of continuing to promote the creation of sustainable value in the long-term. Our commitment to consolidate and further strengthen the position of excellence achieved on ESG issues, from workplace safety to the challenge of decarbonisation, up to a growing enhancement of Diversity & Inclusion issues, will remain at the centre of our work. Conclusion Dear Shareholders, the Report that, on behalf of the whole Committee, I am pleased to submit for your endorsement, illus- trates the activities and initiatives carried out in 2021 by the Committee; its second section will be subject to a non-binding vote during the Shareholders’ Meeting of May 11, 2022. Trusting in your renewed support and trust, we remain open and available for discussion, confident of our common com- mitment to building the sustainable success of society Nathalie Tocci Chairwoman of the Remuneration Committee March 9, 2022

6 Eni Report on remuneration policy and remuneration paid 2022 Foreword This Report, as approved on March 17, 2022 by the Board of Directors, acting on the recom- mendation of the Remuneration Committee, in accordance with applicable legal and regulatory requirements1:  reports, in the first section, the Policy adopted by Eni SpA (hereafter “Eni” or the “Company”) for the remuneration of Directors and Managers with strategic responsibilities2, for the whole 2020-2023 term, following its approval by the Shareholders’ Meeting held on May 13, 2020, with over 95% of favourable votes. The Policy has effect over a period of three financial years, from the date of the meeting on May 13, 2020 to the date of the Shareholders’ Meeting to be called to approve the financial statements at December 31, 2022. The first section also describes the general aims pursued, the bodies involved, and the procedures used to adopt and implement the Policy. Therefore, this Report reports the content of the first section of the 2020 Report, with some limited adjustments to describe the Remuneration Committee activities in 2021. Since no changes are expected to the Remuneration Policy for the 2020-2023 term, the first section of the Report is not subject to the vote of the 2022 Shareholders’ Meeting. The gen- eral principles and guidelines outlined in the first section of this Report also apply to the re- muneration policies of companies directly or indirectly controlled by Eni3, with the exception of listed subsidiaries (including jointly controlled ones), directly required to apply the legislation;  illustrates, in the second section, the implementation of the 2021 Policy with information on the assessment of the results, as well as, the remuneration paid and shareholdings held in 2021 by Eni Directors, Statutory Auditors, Chief Executive Officer and General Manager, Chief Operating Officers4, as well as, in aggregate form, other Managers with strategic responsibilities. Finally, this Section explains how the terms of the 2020-2022 Long-Term Monetary Incentive Plan were applied in 2021, in accordance with applicable regulation5. The Policy described in the first section has been prepared in line with the recommendations on remuneration of the Italian Corporate Governance Committee and the Corporate Governance Code for listed companies (the “Corporate Governance Code”), in the version last approved in July 2018, in force at the time of its definition and approval, and is also compliant with the Principles and Recommendations contained in the revision of the Code as approved in January 2020 (as referred to below), formally adopted by Eni on December 23, 20206, according to the assessments by the Board upon the adoption of the new Code. (1) Art.123-ter of Italian Legislative Decree 58/98 (Consolidated Law on Financial Intermediation), as amended by Art.3 of Legislative Decree 49 of May 10, 2019, and Art. 84-quater of the Consob Issuers Regulation (Resolution no. 11971/99 and subsequent amendments and additions). (2) Those persons who have the power and responsibility, directly or indirectly, for planning, directing and controlling Eni fall under the definition of “managers with strategic responsibilities”, in accordance with Art. 65, paragraph 1-quater of the Issuers Regulation. Eni Managers with strategic responsibilities, other than Directors and Statutory Auditors, are those who report directly to the Chief Executive Officer and to Eni Chairwoman, and in any case, those who sit on the Management Committee. For more information on the organisational structure of Eni, see the Company’s website (www.eni.com). (3) The remuneration policies of the subsidiaries are determined in respect of the principle of their management autonomy, in particular for companies subject to regulation, as well as in accordance with the provisions of local legislation. (4) For further information on the new corporate organization, please see the press release on June 4, 2020. (5) Art. 114-bis of the Consolidated Law on Financial Intermediation and Art. 84-bis of the Consob Issuers Regulation. (6) For further information on the terms of adoption of Eni’s Corporate Governance Code, please refer to Eni Corporate Governance and Shareholdings Structure Report as well as the section “Corporate Governance” on the Company website. Section I is not subject to the vote of the 2022 Shareholders’ Meeting Section II is subject to the non-binding vote of the 2022 Shareholders’ Meeting

7 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex The two sections of the Report are preceded by a summary (“Executive Summary”) in order to provide the market and investors with an overview of the Policy approved for the term, informa- tion on Eni’s strategies, information on sustainability issues and on pay for performance as well as on the results of the vote on the Remuneration Report at recent Shareholders’ Meetings. The first section of the Report within the framework of the objectives defined for the entire term for the Variable Incentive Plans, contain information on the performance indicators of the 2022 Short-Term Incentive Plan with deferral and the three-year performance levels of the absolute parameters of the third award of the 2020-2022 Long-Term Incentive Plan in line with the 2022- 2025 strategic plan. The text of this Report will be published no later than twenty one days before the date of the Shareholders’ Meeting at which shareholders will be invited to approve the 2021 financial state- ments as well as to vote on a non-binding resolution only on the second section of the Report, in accordance with applicable regulation7. The text of the Report is available at the Company’s registered headquarters, on the Company website in the sections “Governance” and “Publications”, and via the website of the provider of disclosure and storage services for regulated information “1Info” (available at www.1info.it). As required by law8, PricewaterhouseCoopers SpA, which is in charge of the statutory audit, veri- fied the preparation of the second section of the Report. The documents relating to existing remuneration plans based on financial instruments are avail- able in the “Corporate Governance” section of the Company website. (7) Art. 123-ter of the Consolidated Law on Financial Intermediation, as modified by Art. 3 of Italian Legislative Decree 49/19 (paragraphs 3-bis, 3-ter and 6, in particular). (8) Art. 123-ter, paragraph 8-bis, of the Consolidated Law on Financial Intermediation (paragraph 8-bis), as modified by Art. 3 of Italian Legislative Decree 49/19.

8 Eni Report on remuneration policy and remuneration paid 2022 Executive Summary The Eni Remuneration Policy is approved by the Board of Directors, following a proposal by the Remuneration Committee, which is entirely made up of non-executive, independent Directors. It is defined in accordance with the corporate governance model adopted by the Company as well as with the recommendations of the Italian Corporate Governance Code. Following the approval by the Shareholders’ Meeting of May 13, 2020, the Remuneration Policy presented in the first section of this Report provides the Remuneration Policy Guidelines for Di- rectors, Statutory Auditors and other Managers with strategic responsibilities for the 2020-2023 financial years, i.e. coinciding with the term of Eni’s corporate bodies. On March 18, 2020, the Board of Directors approved the aforementioned Policy Guidelines, act- ing on a proposal of the Remuneration Committee, following a preliminary analysis of the rel- evant regulatory framework, as regards in particular new requirements resulting from the trans- position of the SRD II Directive, market practices in Italy and abroad as well as remuneration benchmark analysis carried out with the support of international advisors. The 2020-2023 Policy Guidelines were also defined taking into due account the views expressed by the shareholders on the 2019 Policy (which received a favourable vote from 96.78% of the participants), thus retaining the same structure and potential maximum remuneration levels for the Chairwoman and CEO, as well as for non-executive Directors in relation to their participation in Board Committees. Finally, the 2020-2023 Policy Guidelines also contain, in accordance with the provisions of the law transposing the SRD II, specific recommendations on the remuneration of the Chairwoman and other members of the Board of Statutory Auditors for the entire duration of their term, which were determined at the Shareholders’ Meeting on the occasion of their appointment. CONTENTS SUMMARY INDICATORS FOR 2021 STRATEGY, SUSTAINABLE DEVELOPMENT AND REMUNERATION 2020-2023 REMUNERATION POLICY REMUNERATION OF THE CEO/GM VS. PEER GROUP RESULTS OF THE SHAREHOLDERS’ VOTE Shareholders’ Meeting of May 13, 2020: Approval of Policy Guidelines for the 2020-2023 term

9 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex 2021 Summary indicators TSR: In 2015-2021, as shown in chart 1, Eni delivered a total shareholder return (TSR) of +18.9%, compared with +9.2% for the peer group9, while the FTSE Mib index produced a TSR of +66.8% com- pared with an average +95.6% for the peer companies’ respective benchmark stock market indices10. SIR: In 2021, as shown in chart 2, the Severity Incident Rate (SIR) improved over the previous year, as did the Total Recordable Injury Rate (TRIR) where Eni ranks as “best in class” among the Oil & Gas peers (ranking second after ConocoPhillips, which in 2020 scored a TRIR of 0.60 vs. Eni’s 0.34). (9) The Peer Group consists of: Exxon Mobil, Chevron, BP, Shell, Total, ConocoPhillips, Equinor, Apache, Marathon Oil, Occidental Petroleum. (10) Benchmark indices are: Standard & Poors 500, Cac 40, FTSE 100, AEX, OBX. Total Shareholder Return Severity Incident Rate 2016 2017 2015 100 90 80 70 60 50 40 30 20 10 0 -10 -20 -30 -40 2018 2019 2020 2021 95.6 66.8 18.9 9.2 TSR Eni (%) TSR Ftse Mib (%) TSR - average Peer Group (%) TSR - average stock market indices (%) CHART 1 – TOTAL SHAREHOLDER RETURN (Eni vs. Peer Group and benchmark Stock Market Indices) CHART 2 – TOTAL RECORDABLE INJURY RATE(a) (TRIR) AND SEVERITY INCIDENT RATE(b) (SIR) TRIR SIR 0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0 10 20 30 40 50 60 Total Recordable Injury Rate (TRIR) Severity Incident Rate (SIR) 2015 0.45 54 2016 0.35 33 2017 0.33 16 2018 0.35 45 2020 0.36 17 2021 0.34 8 2019 0.34 35 (a) Total recordable injuries/hours worked x 1,000,000. (b) Total recordable injuries weighted for severity/hours worked x 1,000,000. The time series has been updated with an adjustment in the calculation methodology, applied starting from the 2021 budget.

Eni Report on remuneration policy and remuneration paid 2022

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GHG emission intensity

GHG emission intensity in the upstream sector Scope 1 + 2 (equity) on operated and non-operated basis: following the introduction of this parameter within the objectives of Eni's short and long-term incentive plans, we report the trend of related results for the period 2018-2021. In particular, 2021 performance, as shown in chart 3, posted an increase mainly due to a general decrease in production and a slight increase in emissions, in particular due to emergency outages in Nigeria and Angola and the resumption of onshore activities in Libya. The effect is partially offset by the increase of production at Zohr (low-emission impact assets).

CHART 3 – GHG EMISSION INTENSITY SCOPE 1 AND SCOPE 2 EQUITY (UPS)
($tCO_2eq./kboe$)


2018
22.0
2019
21.7
2020
20.4
2021
21.3

CEO/GM pay ratio

CEO/GM pay ratio: below (Table 1) are the pay ratios between the remuneration of the Chief Executive Officer and General Manager and the median remuneration of employees in Italy and globally, calculated with reference to both fixed remuneration and total remuneration[11]; total Eni pay ratio in 2020 was on average higher than those published by other Peer Group companies (Apache, BP, Chevron, ConocoPhillips, Exxon Mobil, Marathon Oil, Occidental, Shell) with an average value in 2020 of approximately 103, reflecting the accrual by Eni CEO/GM of the Long-Term Stock Incentive and the reduction or non-payment of the 2020 bonus for some Peers.

TABLE 1 – CEO/GM PAY RATIO VS. MEDIAN EMPLOYEE REMUNERATION

Employees in Italy	**2018**	**2019**	**2020**	**2021**
Ratio between fixed remuneration of the CEO/GM and median fixed remuneration of employees	37	37	37	36
Ratio between total remuneration of the CEO/GM and median total remuneration of employees	115	108	97	138
All employees				
Ratio between fixed remuneration of the CEO/GM and median fixed remuneration of employees	38	37	36	36
Ratio between total remuneration of the CEO/GM and median total remuneration of employees	118	110	97	141

Gender pay ratio

Gender pay ratio: below (Table 2) are the gender pay ratio data for fixed and total remuneration, which show a substantial alignment between the salaries of the female and male populations for the Italian and global population, with differences between the years statistically not significant. In calculating the pay ratio, Eni uses a method that neutralizes the effects deriving from differences in the level of role and seniority according to the United Nations principle of "equal pay for equal work". However, the alignment is confirmed also when determining the pay ratio without neutralisation in the level of role ("raw"); in particular, raw pay ratio came to 100% for fixed remuneration and 97% for total remuneration in 2021.

(11) Total remuneration includes monetary remuneration and benefits.

Letter from the Chairwoman | Foreword | **Executive Summary** | Section I | Section II | Annex

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TABLE 2 – GENDER PAY RATIO

	Fixed remuneration				Total remuneration			
Employees in Italy	**2018**	**2019**	**2020**	**2021**	**2018**	**2019**	**2020**	**2021**
Total pay ratio (women vs. men)	99	99	98	99	100	99	99	100
Senior Managers (women vs. men)	96	96	97	98	96	96	97	98
Middle Managers and Senior Staff (women vs. men)	97	97	97	98	98	97	97	98
Office staff	102	101	101	101	102	102	101	102
Manual workers	98	95	95	96	98	95	95	96
All employees[a]								
Total pay ratio (women vs. men)	98	98	98	99	98	98	99	99
Senior Managers (women vs. men)	97	98	97	98	97	97	98	98
Middle Managers and Senior Staff (women vs. men)	99	97	97	98	99	97	97	98
Office staff	98	100	100	100	98	100	100	100
Manual workers	98	96	96	96	98	96	96	96

(a) The survey covers over 90% of Eni employees in 2021.

Minimum wages

Minimum wages: Eni has policy remuneration standards well above the legal/contractual minimums (Table 3), as well as the 1st decile of the local remuneration market, for all Countries in which it operates[12]. We annually check our positioning in terms of remuneration, adopting any necessary corrective actions. Table 3 shows a comparison between the 1st decile of Eni, the 1st decile of the market and the legal minimum for the main Countries where Eni is present, both expressed as percentages.

TABLE 3 – MINIMUM WAGES

Country	Ratio of Eni 1st decile to market 1st decile[a]	Ratio of Eni 1st decile to statutory minimum wage[b]		
		women	men	total
Italy	■ (yellow-green)	■ (yellow-green)	■ (yellow-green)	■ (yellow-green)
Algeria	■ (blue)	■ (blue)	■ (blue)	■ (blue)
Angola	■ (blue)	■ (blue)	■ (blue)	■ (blue)
Austria	■ (green)	■ (green)	■ (dark green)	■ (dark green)
Belgium	■ (yellow-green)	■ (green)	■ (dark green)	■ (green)
China	■ (blue)	■ (blue)	■ (blue)	■ (blue)
Egypt	■ (blue)	■ (blue)	■ (blue)	■ (blue)
France	■ (green)	■ (green)	■ (green)	■ (green)
Germany	■ (yellow-green)	■ (green)	■ (green)	■ (green)
Ghana	■ (blue)	■ (blue)	■ (blue)	■ (blue)
Indonesia	■ (dark green)	■ (blue)	■ (dark green)	■ (dark green)
Nigeria	■ (blue)	■ (blue)	■ (blue)	■ (blue)
Tunisia	■ (blue)	■ (blue)	■ (blue)	■ (blue)
Hungary	■ (green)	■ (blue)	■ (blue)	■ (blue)
United Kingdom	■ (dark green)	■ (dark green)	■ (dark green)	■ (dark green)
United States	■ (blue)	■ (blue)	■ (blue)	■ (blue)

Key

- ■ (blue) Eni minimum > 250% of minimum benchmark.
- ■ (dark green) Eni minimum between 201% and 250% of minimum benchmark.
- ■ (green) Eni minimum between 151% and 200% of minimum benchmark.
- ■ (yellow-green) Eni minimum between 110% and 150% of minimum benchmark.

(a) Ratio refers to fixed and variable remuneration of manual workers or office staff for countries where Eni has no manual workers. (market data from Korn Ferry);
(b) Minimum salaries as defined by law or national bargaining agreements.

(12) The 1st decile represents the level below which ranks 10% of remuneration.

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Strategy, sustainable development and remuneration

Link between business model for sustainable development and long-term remuneration

Eni's business model is focused on creating value for its stakeholders through a strong presence along the whole energy value chain: from exploration, development and extraction of oil and natural gas, to the generation of electricity from cogeneration and renewable sources, to traditional and bio refining and chemistry, up to the development of circular economy processes and marketing to end markets as well as retail and business customers.

Eni aims at contributing, directly or indirectly, to achieve the Sustainable Development Goals (SDGs) of the UN 2030 Agenda, supporting a just energy transition, responding through concrete and economically sustainable solutions to the challenge of combating climate change and giving access to energy resources for all in an efficient and sustainable way.

The 2020-2022 Long-Term Equity based Incentive Plan supports such model and the guidelines of the Strategic Plan by providing a specific goal on environmental sustainability and energy transition (with an overall weight of 35%), made up of targets related to decarbonization, energy transition and circular economy.



STRATEGIC PLAN'S PRINCIPLES
Decarbonisation
Diversification
Flexibility & Resilien
VALUE CREATION FOR STAKEHOLDERS
Through an integrated presence all along the energy value chain
OPERATIONAL EXCELLENCE
Health Safety and Environment
Human Rights & Integrity
Resilience and Diversification
Capital discipline
TRANSFORMATION AND PORTFOLIO FLEXIBILITY
CARBON NEUTRALITY BY 2050
Life cycle GHG emissions approach (Scope 1, 2 and 3)
Set of concrete actions for the entire decarbonization of processes and products
INTERMEDIATE OBJECTIVES OF NET REDUCTION IN ABSOLUTE TERMS AND OF EMISSION INTENSITY
ALLIANCES FOR DEVELOPMENT
Dual Flag approach
Public-private partnerships
Job creation and know-how transfer
LOCAL DEVELOPMENT PROGRAMS IN ACCORDANCE WITH THE UN 2030 AGENDA
COMPETENCES
+
TECHNOLOGICAL INNOVATION AND DIGITALIZATION
SUSTAINABLE DEVELOPMENT GOALS
ENVIRONMENTAL SUSTAINABILITY AND ENERGY TRANSITION GOALS (WEIGHT 35%) LTI PLAN 2020-2022
DECARBONISATION
ENERGY TRANSITION
CIRCULAR ECONOMY

13 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Remuneration policy for the 2020-2023 term The remuneration policy supports the achievement of the goals set in the Company’s Strategic Plan by promoting, through a balanced use of performance measures in the short and long-term incentive systems, the alignment of senior management’s interests with the priority of creating sustainable value for shareholders over the medium to long-term. Criteria for the alignment of Remuneration Policy with the guidelines of the Strategic Plan TABLE 4 – ALIGNMENT WITH THE STRATEGIC PLAN Strategic drivers Environmental sustainability and energy transition Business integration and expansion Operational and financial efficiency STI Plan Economic and financial results (25%) √ √ Operating results and sustainability of economic results (25%) √ √ √ Environmental sustainability and human capital (25%) √ Efficiency and financial soundness (25%) √ LTI Plan Normalised TSR (25%) √ NPV of proven reserves (20%) √ Organic Free Cash Flow (20%) √ Decarbonisation (15%) √ √ √ Energy transition (10%) √ √ Circular economy (10%) √ √ √ Value creation for shareholders and other stakeholders What we do  Variable incentive plans linked to measurable and predetermined, financial and non-financial, targets, consistent with the Strategic Plan  Pay mix of executive roles characterized by significant long-term components  Performance assessed both in absolute terms and in comparison with industry peers  Long-term incentive vesting periods of no less than 3 years, and lock-up clauses for share-based instruments  Malus and clawback clauses in the event of error, bad faith or serious, intentional violations of laws, regulations or of the Code of Ethics and Company rules  Structured engagement plan to respond to the expectations and feedback of our shareholders What we don’t do  No remuneration higher than national and international market benchmarks  No forms of variable remuneration for non-executive Directors  No extraordinary incentives for the CEO/GM  No severance package that exceeds the limits set for by labour agreements and applicable law  No benefits of excessive value, limited to healthcare and pension benefits

14 Eni Report on remuneration policy and remuneration paid 2022 TABLE 5 – REMUNERATION POLICY SUMMARY 2020-2023* Market benchmarks and fixed remuneration REMUNERATION STRUCTURE AND MARKET BENCHMARKS PURPOSE AND CONDITIONS Attract and retain individuals of high managerial standard, and motivate them to achieve sustainable long-term objectives CRITERIA AND PARAMETERS Remuneration Policy for the 2020-2023 term retains the same maximum amount as in the 2017-2020 Policy (adjustable). Chief Executive Officer (CEO): Eni Peer Group (Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total) also used to perform the performance of the LTI Share Plan. Managers with strategic responsibilities (MSRs): Roles of the same level of managerial responsibilities in industrial corporations at national and international levels. FIXED REMUNERATION PURPOSE AND CONDITIONS Reward skills, experience and responsibility CRITERIA AND PARAMETERS Chief Executive Officer (CEO): Maximum fixed remuneration is set at the same level as in the 2017-2020 term, and can be reduced based on delegated powers assigned over the term, positions held and type of employment relationship, in line with professional profile and experience of the candidate. Managers with strategic responsibilities (MSRs): Fixed remuneration is based on the role assigned potentially adjusted to median market remuneration level. MAXIMUM AMOUNTS CEO: Max. fixed remuneration: €1,600,000 Short-term and long-term incentive plans SHORT-TERM INCENTIVE PLAN (PLANS WITH MALUS/CLAWBACK MECHANISMS) PURPOSE AND CONDITIONS Motivate managers to achieve annual budget targets in a perspective of medium/long-term sustainability CRITERIA AND PARAMETERS 2022 targets for CEO: 1) Economic and financial results: EBT (12.5%) and Free cash flow (12.5%) 2) Operating results and sustainability of economic results: hydrocarbon production (12.5%) and incremental renewable installed capacity (12.5%) 3) Environmental sustainability and human resources: GHG emissions intensity Scope1 and Scope 2 - equity (12.5%) and Severity Incident Rate (12.5%) 4) Efficiency and financial strength: ROACE (12.5%) e Debt/EBITDA (12.5%) 2022 targets for MRSs: Business and individual targets set on the basis of those assigned to the CEO/GM and the responsibilities assigned to them. Assessment  performance scale: 70 ÷ 150 points (target=100)  below 70 points the performance is considered to be equal to zero  the minimum incentive threshold is equal to overall performance of 85 points  1.1 multiplier applicable to overall performance score in the event of un-budgeted portfolio transactions of strategic relevance within the limit of 150 points Incentive levels and deferral  Incentive base: defined as a percentage of fixed remuneration, and differs depending on the level of assigned role  Incentive vested: between 85% and 150% of incentive base, made up of a portion paid annually (65%) and a deferred portion (35%) determined as a function of the average of Eni annual performance results over the three-year deferral period, between 28% and 230% of the awarded deferred portion. MAXIMUM AMOUNTS CEO:  Incentive base: max amount equal to 150% of fixed remuneration. Payable annual amount:  threshold of 83% of fixed remuneration  target 98% of fixed remuneration  max 146% of fixed remuneration. Payable deferred portion:  threshold of 38% of fixed remuneration  target 68% of fixed remuneration  max 181% of fixed remuneration. MSRs:  Incentive base: up to a maximum of 100% of fixed remuneration.  Payable annual amount: up to a maximum of 98% of fixed remuneration.  Payable deferred portion: up to a maximum of 121% of fixed remuneration. 2020-2022 LONG-TERM EQUITY-BASED INCENTIVE PLAN (PLANS WITH MALUS/CLAWBACK MECHANISMS) PURPOSE AND CONDITIONS Encourage long-term value creation for shareholders and sustainability (*) The implementation of the 2020-2023 Policy Guidelines for 2021 is described in the second Section of this Report.

15 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex CRITERIA AND PARAMETERS Number of shares awarded Determined by the ratio between the monetary value and the price of the award, calculated as the average of the daily prices recorded in the four months before the month in which the Board approves the award. Performance parameters over a 3-year period 1) 25% Market objective: linked to the Total Shareholder Return (relative) 2) 20% Industrial objective: Net Present Value of proven reserves (relative) 3) 20% Economic-financial objective: organic Free Cash Flow (absolute) 4) 35% Environmental Sustainability and Energy Transition objectives, as follows: 4.1) Decarbonisation objective: CO2 Emission Intensity upstream Scope 1 and Scope 2 equity (absolute) 4.2) 10% Energy Transition objective: development of electricity generation from renewables (absolute) 4.3) 10% Circular Economy objective: important projects in biofuels (absolute) Performance measurement over a 3-year period  Relative parameter (TSR, NPV): compared with Peer Group  Absolute parameters (FCF, Decarbonisation, Energy transition and Circular economy): measured against targets set in the Strategic Plan Number of shares granted at the end of the vesting period Determined as a function of performance over 3 years applying a variable multiplier between 40% (threshold) and 180% of the number of awarded shares. Restriction period For managers still in service, 50% of the shares granted at the end of the vesting period are to remain restricted for one year from the granting date. MAXIMUM AMOUNTS CEO:  Value of awarded shares: up to a max amount equal to 150% of total fixed remuneration.  Value of granted shares: • Threshold of 60% of fixed remuneration • target 174.75% of fixed remuneration • max 270% of fixed remuneration. MSRs:  Value of granted shares: depending on the level of the role, up to 75% of fixed remuneration.  Value of granted shares: depending on the level of the role, up to 135% of fixed remuneration. N.B.: the monetary values are net of the impact of any changes in the stock price Other treatments NON-MONETARY BENEFITS PURPOSE AND CONDITIONS Retain managers in the Company CRITERIA AND PARAMETERS Benefits, mainly insurance and welfare related, defined in national collective bargaining agreement and in supplementary company- level agreements (including GM and MSRs).  Supplementary pension scheme  Supplementary healthcare scheme  Insurance  Automobile for business and personal use PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT PURPOSE AND CONDITIONS Protect the Company from potential litigation and/or competitive risks associated with terminations without just cause CRITERIA AND PARAMETERS Payments due in the event of termination of the CEO office or the employment relationship as GM/MSRs To be defined based on position and work relationship, according to the following criteria:  administrative office (CEO) - an indemnity in the event of non-renewal of the office or early termination without just cause, as well as resignation prior to the expiry of the term justified by a reduction of delegated powers;  executive employment relationship (GM/MSRs) - an indemnity in the event of consensual termination set in accordance with the Company parameters and policy, within the limits of the protections laid down by national collective bargaining agreement** for senior managers. Indemnities are not due in the event of dismissal for “just cause” and resignation not justified by a reduction of delegated powers. Non-compete agreement MSRs Optional agreement to protect the Company’s interests, with payment based on the extension of period and commitments undertaken. Non-compete agreement MSRs Only for cases of termination presenting high-competitive risks relating to the nature of the position; payment based on current remuneration levels and the extension of period and commitments undertaken. MAXIMUM AMOUNTS Indemnity CEO/GM:  CEO: max 2 years of fixed remuneration  Possible executive work relationship GM: max 2 years of fixed remuneration and short-term incentive Possible payment for non-compete agreement CEO:  Fixed component: max 1 year of fixed remuneration;  Variable component: function of average performance of the three previous years: 0 for below the target performance; €500,000 for on target performance; €1,000,000 for max performance. The fee for the option cannot be higher than €300,000. Indemnity MSRs: payments defined within the limits of the protection laid down by national collective bargaining agreements**. (**) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short- and long-term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

16 Eni Report on remuneration policy and remuneration paid 2022 CEO/GM Remuneration versus the Peer Group Charts 5 and 6 respectively show the position of Eni total average CEO remuneration in the 2018-2020 period compared with other companies in the Peer Group, as well as Eni position in terms of average capitalisation in the same period. The charts show Eni is ranking 9th for total remuneration and 8th for capitalisation. Positioning of total Eni remuneration vs. Peer Group 1 2 3 4 5 6 7 8 9 10 11 CHART 4 – TOTAL AVERAGE REMUNERATION 2018-2020(1) (thousands of euro) 26,000 24,000 22,000 20,000 18,000 16,000 14,000 12,000 10,000 8,000 6,000 4,000 2,000 0 (1) Average of total annual remunerations as found in the companies’ Remuneration Report, converted into euro at the exchange rate as at 31 December. CHART 5 – AVERAGE MARKET CAPITALISATION 2018-2020(1) (millions of euros) 1 2 3 4 5 6 7 8 9 10 11 250,000 225,000 200,000 175,000 150,000 125,000 100,000 75,000 50,000 25,000 0 (1) Average of capitalisations as at 31 December of each year based on Bloomberg data.

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Characteristics of Peer Group

Table 6 shows the characteristics of the Peer Group, made up of Eni's leading Oil & Gas competitors operating mainly in the upstream segment, given the greater weight of that sector in Eni's operations.

TABLE 6 – PEER GROUP

	Company	Average capitalisation in 2018-2020 [Bln €]	2020 Production (Mln boed)	2020 Reserves [Bln BOE]	Value of reserves 2020 [Bln $]	Compensation Peer	Performance Peer
1.	Exxon Mobil	219	3.9	15.2	35.0	√	√
2.	Royal Dutch Shell	178	3.5	9.1	29.9	√	√
3.	Chevron	171	3.1	11.1	58.5	√	√
4.	Total	115	2.9	12.3	33.0	√	√
5.	BP	94	3.5	18.0	49.6	√	√
6.	ConocoPhillips	54	1.2	4.5	7.5	√	√
7.	Equinor	56	1.9	5.3	18.2	√	√
8.	Occidental	29	1.3	2.9	11.4	√	√
9.	Marathon Oil	8	0.4	1.0	4.0	√	√
10.	Apache	7	0.4	0.9	5.3	√	√
	Mediana Peer Group	75	2.4	7.2	24.1		
	Eni	**43**	**1.7**	**6.9**	**34.0**		
	Δ% Eni vs. Peer Group	*-42%*	*-28%*	*-4%*	*41%*		

Chart 6 compares developments in Eni TSR and total CEO/GM remuneration for 2015-2021.

CHART 6 – PAY FOR PERFORMANCE ANALYSIS
(TSR Eni vs. CEO/GM total remuneration 2015-2021)


CEO/GM total remuneration (/,000€)
TSR - Eni (%)
2015
3,498[(a)]
-9.3%
2016
3,779[(a)]
4.6%
2017
4,420[(a)]
12.5%
2018
5,933
12.1%
2019
5,694
17.3%
2020
5,090[(b)]
-15.3
2021
7,281[(c)]
18.9

(a) Total remuneration data for 2015-2017 include incentives accrued by the CEO/GM in his previous role as GM of the E&P Department.
(b) The amount actually paid in 2020 is €4,356 thousand in relation to the deferral in 2021 of 50% of the 2017 deferred incentive accrued (50% of €1,468,8 thousand).
(c) The amount actually paid in 2021 is €5,969 thousand reflecting the deferral in 2022 of 25% of the annual 2021 bonus (25% of €2,153 thousand) and 50% of the 2018 deferred incentive accrued (50% of €1,549 thousand).

Eni Report on remuneration policy and remuneration paid 2022
18

Results of shareholders' vote

The Shareholders Meeting of May 13, 2020, in accordance with the provisions of applicable legislation, approved the Remuneration policy for the whole term. The percentage of participants voting in favour was 95.28%, while the subset of institutional investors voting in favour came to 89.92%, with an average approval rate of about 90% in the last five years, for both categories.

CHART 7 – RESULTS OF SHAREHOLDERS' VOTE ON ENI REMUNERATION REPORT IN 2016-2020 – SECTION I

Remuneration policy: total shareholders' approval rate

TOTAL SHAREHOLDERS (% voting)


For
Against
Abstaining
2016
96.76
2.75
0.48
2017
96.33
3.04
0.63
2018
80.46
19.43
0.10
2019
96.78
3.15
0.06
2020
95.28
3.95
0.77

Remuneration policy: institutional investors' approval rate

INSTITUTIONAL INVESTORS (% voting)


For
Against
Abstaining
2016
93.39
5.63
0.98
2017
92.97
5.83
1.20
2018
64.23
35.57
0.20
2019
93.96
5.91
0.12
2020
89.92
8.43
1.65

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As regards the non-binding shareholders' vote on the second section of the Report, as issued by the Shareholders Meeting of May 12, 2021, the percentage of participants voting in favour came to 62.17%, while the subset of institutional investors voting in favour was 19.9%.

CHART 8 – RESULTS OF SHAREHOLDERS' VOTE ON ENI REMUNERATION REPORT IN 2020-2021 – SECTION II


TOTAL SHAREHOLDERS (% voting)
INSTITUTIONAL INVESTORS (% voting)
For
Against
Abstaining
2020
96.23
2.70
1.07
2021
62.17
37.65
0.18
2020
91.95
5.75
2.3
2021
19.9
79.73
0.37

Remuneration policy implementation

During engagement meetings, the Committee examined the reasons for the orientations expressed by investors on the implementation of remuneration policies in 2020, reflecting in particular the expetation of measures such as the voluntary reduction of remuneration, in consideration of the revision of targets undertaken in light of the negative impacts of the pandemic, instead of the implemented significant deferral of variable incentives for 2020 and 2021, as more comprehensively explained in the Introduction to Section II of this Report (p. 45).

20 Eni Report on remuneration policy and remuneration paid 2022 Compliance of Policy with provisions of law and By-laws Section I – Remuneration Policy for the 2020-2023 term This Section is not subject to the vote of the 2022 Shareholders’ Meeting since the Remuneration Policy for the 2020-2023 term has already been approved by the Shareholders in their Meeting of May 13, 2020 and no changes are expected. Corporate governance BODIES AND PARTIES INVOLVED The Policy governing the remuneration of members of the Eni Board of Directors, Board of Statu- tory Auditors, as well as Chief Operating Officers and Managers with strategic responsibilities, is defined in accordance with the provisions of law and the By-laws, according to which:  the Shareholders’ Meeting determines the remuneration of the Chairwoman and other mem- bers of the Board of Directors as well as the remuneration of the members of the Board of Statutory Auditors, at the time they are appointed and for the entire duration of their term (Art. 2389 (1) of the Italian Civil Code and Art. 26 of Eni By-Laws, Art. 2402 of the Italian Civil Code);  the Board of Directors determines the remuneration of the Directors with delegated powers and of those who participate in Board Committees, after examining the opinion of the Board of Statutory Auditors (Art. 2389 (3) of the Italian Civil Code). In line with Eni’s corporate governance system13, the Board is responsible for:  approving, within the Remuneration Policy described in the first section of this Report, the recommendations and general criteria for remunerating members of the Board of Statutory Auditors and Managers with strategic responsibilities;  defining the Company’s targets and approving the Company’s performance thereby determin- ing the variable remuneration of eligible Directors with delegated powers;  subject to a proposal of the Chairwoman in agreement with the Chief Executive Officer, defin- ing the remuneration structure of the Group Head of Internal Audit in accordance with the remuneration policies of the Company, on receipt of a favourable opinion from the Control and Risk Committee and having examined the opinion of the Board of Statutory Auditors. In line with the recommendations of the Italian Corporate Governance Code, the Board of Direc- tors is supported, by a Committee of independent Non-Executive Directors (the Remuneration Committee) which makes proposals and provides advice on remuneration issues (including the approval and revision of the Policy to be submitted to the Shareholders’ Meeting). The Remuneration Policy is approved by the Board, acting on a proposal of the Remuneration Committee, and is examined by the Shareholders’ Meeting, which is called to express a binding vote on the matter with the frequency required by the duration of the Policy, and in any case at least every three years or in the event of changes. To this end, the Remuneration Policy is outlined in the first section of the Remuneration Re- port which will be published no later than twenty-one days before the date of the Shareholders’ Meeting at which shareholders are invited to approve the financial statements (Art.123-ter, first paragraph, of Italian Legislative Decree 58/98 - Consolidated Law on Financial Intermediation). The Board of Directors ensures that the remuneration paid and accrued is consistent with the (13) For more information regarding the Eni corporate governance system, please refer to the “Corporate Governance Report” published in the “Corporate Governance” section of the Company website.

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21

principles and criteria defined in the Policy, in light of the results achieved and other circumstances relevant to its implementation (Principle XVII of the Corporate Governance Code).
The Shareholders' Meeting is required to express an advisory vote on the second section of the Report, devoted to remuneration paid during the year to Directors, Statutory Auditors, Chief Operating Officers and, in aggregate, Managers with strategic responsibilities.

ENGAGEMENT ON REMUNERATION POLICY

Adoption of comprehensive engagement strategy:
- → periodic cycles of meetings
- → Shareholders' meetings
- → ongoing updating of information available on the website

At Eni, we develop interaction with our shareholders and institutional investors regarding remuneration policies, since we are aware of the importance of involving shareholders in the process of defining and monitoring the actual implementation of the Remuneration Policy for Directors and Managers with strategic responsibilities, also as recognised by lawmakers when transposing the guidelines contained in the SRD II. In this context, the analysis of the shareholders' vote carried out by Eni since 2012 plays an important role, since it draws particular attention on the voting trends of minority shareholders and the evolution of their positions over time.
In line with the purposes and methods set out in the "Policy for managing dialogue with investors", approved by the Board of Directors, dialogue with the institutional investors and the leading proxy advisors on remuneration issues is, in particular, ensured with an articulated engagement plan implemented on an annual basis in support of the Policy proposals to be submitted for examination to the Shareholders' Meeting.
The Chairwoman of the Committee, applying an established practice in the last years, attends the meetings in order to underscore the importance of direct communication with the market in relation to issues relevant to the Committee.
The Committee is kept constantly informed of activities aimed at defining and implementing the annual engagement plan. The outcome of meetings is monitored, and the feedback received is analysed and assessed in order to provide clarification and verify the resolution of any potentially critical issues.
The Committee provides the Board of Directors with adequate information on developments in the engagement on remuneration issues, also in the framework of periodic information on relevant issues addressed during its meetings, with the support of the competent Investor Relations function.
The Committee also reports on its procedures at the annual Shareholders' Meeting by way of the Committee Chairwoman or other duly designated member.
This activity is performed through a number of tools and communication channels, including: the organisation of periodic meetings and conference calls; the Shareholders' Meeting as a concluding assessment of past interactions; and the provision of comprehensive, detailed information on our website.
Full information regarding remuneration of Directors and management is regularly updated and made available under "Remuneration"[14] in the "Company/Governance" section of the Company website.

CHART 9 – ANNUAL ENGAGEMENT PLAN

	SEPTEMBER - DECEMBER	JANUARY-APRIL	MAY - JULY
Engagement	‣ Definition of Annual Engagement Plan ‣ 1st round of meetings with leading institutional investors and proxy advisors ‣ Monitoring and scenario analyisis (regulatory framework, voting policies, best practices) ‣ Assessment of the outcomes of engagement activities	‣ 2nd round of meetings with leading institutional investors and proxy advisors ‣ Assessement of the outcomes of engagement activities ‣ Examination of voting recommendations of proxy advisors ‣ Voting projections	‣ Shareholders' Meeting: presentation of planned Remuneration policy ‣ Benchmark analysis of the results of the vote of the Shareholders' Meeting with focus on the institutional investors' position

(14) https://www.eni.com/en_IT/company/governance/remuneration.page

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22

ENI REMUNERATION COMMITTEE

The Committee is composed of three Non-Executive Independent Directors

COMPOSITION, APPOINTMENTS AND TASKS

The Eni Remuneration Committee was first established by the Board of Directors in 1996. Its composition and appointment, remit and operations, in line with the recommendations of the Corporate Governance Code, are governed by specific Rules approved by the Board of Directors and published on the Company website[15].

The Committee is composed of three Non-Executive Directors, all of whom meet the definition of independence as set out in Italian law and the Italian Corporate Governance Code and all possessing adequate knowledge and experience of financial matters or remuneration policies, as assessed by the Board at the time of their appointment, as recommended (for at least one member of the Committee) by the Italian Corporate Governance Code[16] (Recommendation no. 26). Below are details of the composition and meetings of Committee in 2021.

CHART 10 – COMPOSITION OF THE COMMITTEE[a]

Nathalie Tocci (Chairwoman)	9 meetings in 2021
Karina Litvack[b]	Average duration:
Raphael Vermeir[b]	2 h and 45 minutes

(a) Composition following renewal of corporate bodies (Board of Directors' decision of May 14, 2020 as announced in the press release of the same date). The Committee is entirely composed of Non-Executive independent Directors, pursuant to law and Corporate Governance Code.
(b) Directors Litvack and Vermeir have been appointed from the minority slate.

The Head of Human Capital & Procurement Coordination of Eni acts as Secretary to the Committee, with the help of the Head of Compensation & Benefits, assists the Committee and its Chairwoman in the performance of their activities.

The Committee assists the Board of Directors with preparatory, consultative and advisory functions in accordance with the By-laws and the Corporate Governance Code (Principle XVI and Recommendation no. 25, letters a), b), c) and d):

- submits to the Board of Directors for its approval the "Report on remuneration policy and remuneration paid" and, in particular, the remuneration policy for members of corporate bodies, General Managers and managers with strategic responsibilities, without prejudice to provisions of Art. 2402 of Italian Civil Code, to be presented to the Shareholders' Meeting called to approve the financial statements, as provided for by the applicable law;
- presents proposals and expresses opinions for the remuneration of the Chairman of the Board of Directors and the Chief Executive Officer, covering the various forms of compensation and benefits awarded;
- presents proposals and expresses opinions for the remuneration of the members of the Board committees;
- having examined the Chief Executive Officer's indications, presents proposals for general criteria for the remuneration of Managers with strategic responsibilities; annual and Long-Term incentive plans, including equity-based plans; establishing performance targets and assessing performance against them, in connection with the determination of the variable portion of the remuneration for Directors with delegated powers and with the implementation of the approved incentive plans;
- periodically evaluates the adequacy, overall consistency and actual implementation of the adopted Policy and assesses, in particular, the actual achievement of performance objectives, formulating proposals on the matter to the Board;
- examines and monitors the results of the engagement activities carried out in support of Eni Remuneration Policy, within the terms set forth in the engagement policy approved by the Board.

(15) The rules of the Remuneration Committee are available in the "Corporate Governance" section of the Company's website.
(16) See press release of May 14, 2020 available on the Company website.

23 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex In addition to performing its functions, the Committee shall deliver opinions on any remunera- tion transactions eventually required by the current Company procedure in respect of transac- tions with related parties17, within the conditions laid down in the same procedure. The Committee reports at the first available meeting of the Board of Directors on the most sig- nificant issues addressed by the Committee during the meetings. It also reports to the Board on its activities at least every six months and no later than the time limit for the approval of the Annual Report and the Interim Report at June 30, at the Board meeting designated by the Chair- man of the Board of Directors. OPERATING PROCEDURES The Committee meets as often as necessary to fulfil its functions, as foreseen in its Rules, usually on the dates established in the annual meeting schedule approved by the Committee itself, and in the presence of at least the majority of its current members. The Chairwoman of the Committee calls and chairs the meetings; in case of absence or impediment, the meeting is chaired by the oldest attending member. The Committee decides with an absolute majority of those present. The Committee Secretary, who may be assisted in this function by staff of Hu- man Capital & Procurement Coordination, produces the minutes of the meetings. Members of the Board of Statutory Auditors and the Magistrate of the Court of Auditors may attend the Com- mittee meetings. Upon invitation of the Chairwoman of the Committee, the Chairwoman of the Board of Directors and/or the Chief Executive Officer, may attend specific meetings; as well as other Directors, after having heard the Chairwoman of the Board, provided that no Director and, in particular, no Director with delegated powers may take part in meetings of the Committee dur- ing which Board proposals regarding their remuneration are being discussed (Recommendation no. 26), unless the proposals regard all the members of the Committees established within the Board of Directors. Moreover, upon invitation of the Chairwoman of the Committee, and having informed the Chief Executive Officer, other members of the Company structure, for their own competence, may be invited to participate in the meeting on specific items of the agenda. The provisions applicable to the composition of the Committee shall remain applicable where the Committee is called upon to perform the duties required under the procedure for related-party transactions adopted by the Company. The Committee has the right to access information and Company functions as necessary to perform its duties, and to make use of external independent consultants, within the terms of the Rules and the limits of the budget set by the Board of Directors (Recommendation no. 17). ACTIVITIES PERFORMED IN 2021 AND PLANNED FOR 2022 In 2021, the Remuneration Committee met a total of nine times, with an average attendance of 100% of its members and an average duration of 2 hours and 45 minutes. Documentation relating to the items on the agenda was transmitted to Committee members in compliance with the terms and deadlines provided for in the Committee Rules. At least one member of the Board of Statutory Auditors participated in each meeting, with the constant attendance of the Chairwoman of the Board of Statutory Auditors as well. At the invitation of the Chairwoman of the Committee, Managers of the Company and advisors participated in specific meetings, to provide information and clarifications requested by the Committee to pursue the analysis con- ducted. The Committee scheduled seven meetings for 2022, three of which had already been held as of the date of approval of this Report. The main activities pursued by the Committee in the year are shown below, with an indication of the main initiatives planned for this year, in line with its annual activity plan. (17) With reference to the Management System Guideline “Transactions with interests of Directors and Statutory Auditors and transactions with related parties”, adopted for the first time, in implementation of the Consob regulations, on November 18, 2010. For more information, see the 2020 Corporate Governance and Ownership Committee Report, available on the Company’s website. Minutes of meetings and participation of Statutory Auditors and of the Magistrate of the Court of Auditors Use of external independent consultants

24 Eni Report on remuneration policy and remuneration paid 2022 Governance In the first part of 2021, in implementation of the recommendations of the Corporate Governance Code, the Committee conducted its periodic the adequacy, overall consistency and actual implementation of the Remuneration Policy as implemented in 2020, for Directors and Managers with strategic responsibilities. The Committee then analysed, over several sessions, Eni’s 2021 Remuneration Report prepared pursuant to Art. 123-ter of Italian Legislative Decree 58/98 and Art. 84-quater of Consob Issuers Regulation, for the purpose of subsequent approval by the Board and presentation to the Shareholders Meeting of May 13, 2021, invited to vote only on a non-binding resolution on the second sec- tion, considering that the Policy, in consideration of the three-year duration of the policy approved in 2020. The Committee also examined the proposals for updating its own Rules to take into account the needs of adaptation to the new Code of Corporate Governance and for consistency with the Rules of other Board Committees. In the second part of the year the Committee reviewed the analysis of the results of the 2021 Shareholders’ Meeting, starting in June, as compared with the results of the leading Italian and European corporations and with those of the companies within the relevant Peer Group. The Committee also periodically monitored developments in the legislative framework and market stan- dards concerning the reporting of remuneration-related information, with a specific focus on activities carried out in 2020 and/or planned for 2021 by the leading Italian and international companies in response to the COVID-19 pandemic. Compensation With regard to issues concerning the implementation of remuneration policies, in 2021 the Committee performed the follow- ing activities:  verification of the Company’s 2020 results for the purpose of implementing the Short- and Long-Term Variable Incentive Plans, using a predetermined gap analysis method approved by the Committee in order to neutralise the positive or nega- tive impact of exogenous factors and enable the objective assessment of the performance achieved;  definition of 2021 performance targets relevant to the variable incentive plans;  definition of proposals for the implementation of the Short-Term Incentive Plan with Deferral for the Chief Executive Officer and General Manager;  exam, in collaboration with the Nomination Committee, of gender parity and pay gap issues in Eni;  finalising the implementation proposal (2021 award) of the 2020-2022 Long-Term Share Incentive Plan for the Chief Execu- tive Officer and General Manager and key management personnel, and preparation of related guidelines. Engagement As part of its ongoing monitoring of the positions of institutional investors and leading proxy advisors on remuneration issues, during 2021, the Committee performed the following activities:  monitoring of the implementation of the engagement plan and review of the outcome of the meetings conducted with main institutional investors and proxy advisors also with a view to the Shareholders’ Meeting vote on the second section of the Remuneration report; these meetings were also attended by the Chairwoman of the Committee, underscoring the impor- tance the Committee attributes to shareholder dialogue;  examination of voting recommendations issued by leading proxy advisors and, in response to some remarks, launch of a reaching out effort aimed to a wide community of investors to receive and analyse their feedback and provide further infor- mation and clarifications, where required;  examination of voting projections, which were performed with the support of a leading consulting firm. The Committee also approved the annual plan of engagement with institutional investors and proxy advisors in view of the 2022 Shareholders’ Meeting. The plan confirms the practise of holding two rounds of meetings, in autumn and spring. As part of the implementation of the plan, a first round of meetings with leading proxy advisors and institutional investors already took place in November and December, with a view to exploring their positions and voting policies in 2022 and gather further feedback on the rationale for the 2021 vote. During the meetings, the Committee examined more thoroughly the reasons for the limited support expressed by the Shareholders’ Meeting, reflecting in particular the failure to implement measures such as the voluntary reduction of remuneration, considering the revision of targets undertaken in light of the pandemic, in place of the deferral measures of a significant part of the variable remuneration, implemented for both 2020 and 2021, as more comprehensively explained in the Introduction to Section II of this Report. The Committee greatly appreciated the feedback received, drawing very useful information on the need to entertain an effective dialogue with investors, particularly in excep- tional circumstances, to have the opportunity to know their orientations and receive feedback on choices made. In drawing up the 2022 Report, the aim of more thoroughly describing, in the second Section of the Report, the methods used and the final assessment process of business performance as per the mandate of the Committee, was also expressed. During the current year, the Committee will move ahead with the implementation of the 2022 engagement plan, by organizing a second round of meetings, with the goal of ensuring a better understanding of the contents of this Report with a view to preparing the Shareholders’ Meeting scheduled for May 11, which will be called to express a non-binding vote on the second section of this Report describing the implementation of remuneration policies in 2021. 1st QUARTER JANUARY - MARCH 2nd QUARTER APRIL-JUNE 3rd QUARTER JULY-SEPTEMBER 4th QUARTER OCTOBER-DECEMBER Governance Governance Governance Governance  Definition/Evaluation of Remuneration Policy Guidelines.  Preparation of the Remuneration Report.  Presentation of the Remuneration Report to the Shareholders’ General Meeting.  Benchmark analysis of the results of the vote of the Shareholders’ Meeting on the Policy.  Monitoring of the regulatory framework and of the voting policies of leading institutional investors and proxy advisor. Compensation Compensation Compensation  Periodic assessment of the Policy adopted in the previous year and of remuneration comparative studies.  Definition of the targets related to the variable incentive plans.  Verification of results related to the STI Plan.  Implementation of the STI Plan.  Verification of results related to the LTI Plan.  Implementation of the Long-Term Incentive Plan (LTI). Engagement Engagement Engagement  Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors.  2nd round of meetings with institutional investors and proxy advisors.  Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors.  Preparing the annual engagement Plan.  1st round of meetings with institutional investors and proxy advisors.

25 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Governance In the first part of 2021, in implementation of the recommendations of the Corporate Governance Code, the Committee conducted its periodic the adequacy, overall consistency and actual implementation of the Remuneration Policy as implemented in 2020, for Directors and Managers with strategic responsibilities. The Committee then analysed, over several sessions, Eni’s 2021 Remuneration Report prepared pursuant to Art. 123-ter of Italian Legislative Decree 58/98 and Art. 84-quater of Consob Issuers Regulation, for the purpose of subsequent approval by the Board and presentation to the Shareholders Meeting of May 13, 2021, invited to vote only on a non-binding resolution on the second sec- tion, considering that the Policy, in consideration of the three-year duration of the policy approved in 2020. The Committee also examined the proposals for updating its own Rules to take into account the needs of adaptation to the new Code of Corporate Governance and for consistency with the Rules of other Board Committees. In the second part of the year the Committee reviewed the analysis of the results of the 2021 Shareholders’ Meeting, starting in June, as compared with the results of the leading Italian and European corporations and with those of the companies within the relevant Peer Group. The Committee also periodically monitored developments in the legislative framework and market stan- dards concerning the reporting of remuneration-related information, with a specific focus on activities carried out in 2020 and/or planned for 2021 by the leading Italian and international companies in response to the COVID-19 pandemic. Compensation With regard to issues concerning the implementation of remuneration policies, in 2021 the Committee performed the follow- ing activities:  verification of the Company’s 2020 results for the purpose of implementing the Short- and Long-Term Variable Incentive Plans, using a predetermined gap analysis method approved by the Committee in order to neutralise the positive or nega- tive impact of exogenous factors and enable the objective assessment of the performance achieved;  definition of 2021 performance targets relevant to the variable incentive plans;  definition of proposals for the implementation of the Short-Term Incentive Plan with Deferral for the Chief Executive Officer and General Manager;  exam, in collaboration with the Nomination Committee, of gender parity and pay gap issues in Eni;  finalising the implementation proposal (2021 award) of the 2020-2022 Long-Term Share Incentive Plan for the Chief Execu- tive Officer and General Manager and key management personnel, and preparation of related guidelines. Engagement As part of its ongoing monitoring of the positions of institutional investors and leading proxy advisors on remuneration issues, during 2021, the Committee performed the following activities:  monitoring of the implementation of the engagement plan and review of the outcome of the meetings conducted with main institutional investors and proxy advisors also with a view to the Shareholders’ Meeting vote on the second section of the Remuneration report; these meetings were also attended by the Chairwoman of the Committee, underscoring the impor- tance the Committee attributes to shareholder dialogue;  examination of voting recommendations issued by leading proxy advisors and, in response to some remarks, launch of a reaching out effort aimed to a wide community of investors to receive and analyse their feedback and provide further infor- mation and clarifications, where required;  examination of voting projections, which were performed with the support of a leading consulting firm. The Committee also approved the annual plan of engagement with institutional investors and proxy advisors in view of the 2022 Shareholders’ Meeting. The plan confirms the practise of holding two rounds of meetings, in autumn and spring. As part of the implementation of the plan, a first round of meetings with leading proxy advisors and institutional investors already took place in November and December, with a view to exploring their positions and voting policies in 2022 and gather further feedback on the rationale for the 2021 vote. During the meetings, the Committee examined more thoroughly the reasons for the limited support expressed by the Shareholders’ Meeting, reflecting in particular the failure to implement measures such as the voluntary reduction of remuneration, considering the revision of targets undertaken in light of the pandemic, in place of the deferral measures of a significant part of the variable remuneration, implemented for both 2020 and 2021, as more comprehensively explained in the Introduction to Section II of this Report. The Committee greatly appreciated the feedback received, drawing very useful information on the need to entertain an effective dialogue with investors, particularly in excep- tional circumstances, to have the opportunity to know their orientations and receive feedback on choices made. In drawing up the 2022 Report, the aim of more thoroughly describing, in the second Section of the Report, the methods used and the final assessment process of business performance as per the mandate of the Committee, was also expressed. During the current year, the Committee will move ahead with the implementation of the 2022 engagement plan, by organizing a second round of meetings, with the goal of ensuring a better understanding of the contents of this Report with a view to preparing the Shareholders’ Meeting scheduled for May 11, which will be called to express a non-binding vote on the second section of this Report describing the implementation of remuneration policies in 2021. 1st QUARTER JANUARY - MARCH 2nd QUARTER APRIL-JUNE 3rd QUARTER JULY-SEPTEMBER 4th QUARTER OCTOBER-DECEMBER Governance Governance Governance Governance  Definition/Evaluation of Remuneration Policy Guidelines.  Preparation of the Remuneration Report.  Presentation of the Remuneration Report to the Shareholders’ General Meeting.  Benchmark analysis of the results of the vote of the Shareholders’ Meeting on the Policy.  Monitoring of the regulatory framework and of the voting policies of leading institutional investors and proxy advisor. Compensation Compensation Compensation  Periodic assessment of the Policy adopted in the previous year and of remuneration comparative studies.  Definition of the targets related to the variable incentive plans.  Verification of results related to the STI Plan.  Implementation of the STI Plan.  Verification of results related to the LTI Plan.  Implementation of the Long-Term Incentive Plan (LTI). Engagement Engagement Engagement  Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors.  2nd round of meetings with institutional investors and proxy advisors.  Assessment of the outcomes of engagement activities with leading institutional investors and proxy advisors.  Preparing the annual engagement Plan.  1st round of meetings with institutional investors and proxy advisors.

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2020-2023 REMUNERATION POLICY APPROVAL PROCESS

Policy consistent with recommendations of Corporate Governance Code

In the exercise of its powers, the Remuneration Committee in charge in the previous term defined the structure and contents of the Remuneration Policy in force, specifically at meetings held on January 20, February 19 and March 2nd, 2020, in accordance with the recommendations of the Corporate Governance Code.

In taking its decisions, the Committee reviewed the appropriateness, overall consistency and effective implementation of the 2019 Policy Guidelines.

The Committee also considered comparative remuneration studies prepared by independent international consultants (Mercer, Willis Towers Watson and Korn Ferry-Hay Group), in the preliminary analysis for the new Remuneration Policy proposals. The studies basically confirmed the prudent positioning with respect to the benchmark panel.

In preparing the Policy, it also considered changes in the regulatory framework, more specifically as related to the transposition of the SRD II into Italian law. Following the engagement with leading institutional investors and proxy advisors, the Committee received a confirmation of the general appreciation of the structure and the remuneration levels already provided for by the previous Remuneration Policy.

Consequently, with a view to designing the Policy Guidelines for the new three-year term starting in April 2020, the Committee proposed implementing the following guidance:

2020-23: Guidelines main changes towards previous term

- structure and structure of Eni's remuneration policy in line with that previously in force, which provides for two variable incentive plans, a short-term plan with deferral and a long-term, share-based plan for managers with the greatest impact on Company performance. In more detail, the share-based 2020-2022 incentive plan provides for the introduction of absolute targets specifically related to the decarbonisation process and the energy transition, also in response to the significant interest expressed by investors for sustainability and environmental issues. The Plan also provides for the application of pro rata payment mechanisms for the incentives for the CEO in the event of termination related to the expiry of the term of office with no reappointment;

No increase in the total remuneration levels

- maximum remuneration levels for top managers in line with those in force for the previous term, with no increases in fixed remuneration, which was defined by the Board on the basis of the actual delegated powers and profiles, and the skills/experience of the designated managers, within the limits specified in the Guidelines presented in this Report.

Furthermore, the 2020-2023 Policy foresees:

Strengthening clawback clauses

- the inclusion in existing risk mitigation clauses of specific "malus" conditions, aimed at ensuring ex ante verification of conditions for the payment and/or award of variable incentives;
- the provision, in line with the law transposing the SDR II, of specific recommendations on the remuneration of members of the Board of Statutory Auditors, as specifically determined by the shareholders who voted the composition and appointment of this Board on May 13, 2020.

The 2020-2023 Eni Remuneration Policy for Directors, Auditors and other Managers with strategic responsibilities was approved by the Board of Directors, acting on a proposal of the Remuneration Committee, at its meeting of March 18, 2020, and then approved by the Shareholders' Meeting held on May 13, 2020, with 95.28% of voters.

The 2020-2023 Policy does not allow for exceptions in the implementation phase. Any future revision needs will therefore be submitted by the Board, acting on a proposal of the Remuneration Committee, for approval by the Shareholders' Meeting.

The implementation of remuneration policies approved by the shareholders is carried out by corporate bodies delegated to do so, with the support of the competent corporate functions.

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Purpose and general principles of the Remuneration Policy

PURPOSE

Consistency with the Company's strategies

The Eni Remuneration Policy contributes to pursuing the Company's strategies, with the definition of incentive structures tied to the achievement of financial, business, environmental and social sustainability, energy transition goals, as well as operational and individual development objectives, defined with a view to the achievement of Long-Term business performance, taking account of the interests of all stakeholders.

Consistency with the governance model and recommendations of Corporate Governance Code

Eni's Remuneration Policy is also consistent with the governance model adopted by the Company and the recommendations of the Italian Corporate Governance Code, in particular providing that the remuneration of Directors, members of the Board of Statutory Auditors, General managers and Managers with strategic responsibilities is functional to the pursuit of the sustainable success of the Company and reflects the need to have, retain and motivate people whit the competence and profesionalism deemed for adeguate of the role assigned in the Company (Principle XV of the Corporate Governance Code).

Support to the mission and to the realization of corporate values and culture

Eni's Remuneration Policy contributes to achieving the Company's mission, towards:

- promoting actions and behaviours reflecting the Company's values and culture, consistent with the principles of plurality, equal opportunity, enhancement of individuals' knowledge and skills, fairness, integrity and non-discrimination, as described in the Code of Ethics[18] and Eni Policy "Our people"[19] in line with the objectives of the United Nations and according to the principle of "equal pay for equal work";
- recognising roles and responsibilities, results, and the quality of professional contribution, with fair references based on the role and able to support a decent standard of living, higher than the legal or contractual minimums in force, as well as the minimum wages of local markets.

GENERAL PRINCIPLES

In pursuing the above, the remuneration of Directors and key executives is defined in line with the following principles and criteria:

MARKET REFERENCES

Pay setting and salary-review processes anchored to relevant market benchmarks

Total remuneration packages aim for consistency with standard market values applicable for positions or roles of similar level of responsibility and complexity, based on panels of relevant national and international comparators, also in terms of industry and company size, that were developed through benchmarking analysis carried out by international remuneration advisors (Recommendation no. 25).

STRUCTURE OF EXECUTIVE REMUNERATION

Vesting and/or incentive deferral period of at least three years

The remuneration package is appropriately balanced between a fixed and a variable component, in relation to the strategic objectives and the risk management policy of the Company, taking due account of the risk profile of the business and of the sector of activity (Recommendation no. 27, letter a).

Executive roles with the greatest influence on business performance are characterised by variable remuneration containing a significant percentage of incentive components, particularly long-term awards (Recommendation no. 27, letter a), while the vesting period and/or incentive deferral period are defined over a period of at least three years, in line with the long-term nature

(18) For more information on the Code of Ethics, please refer to the Report on Corporate Governance and Ownership Structure 2021, available on the Company website.
(19) Policy approved by the Board of Directors on July 28, 2010.

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of the business activities performed and with the associated risk profile (Recommendation no. 27, letter d).

FIXED REMUNERATION

The fixed component is consistent with role and/or responsibilities, as well as adequate in the event of non-payment of the variable component.

VARIABLE REMUNERATION

The variable component in defined within maximum limits (Recommendation no. 27, letter b) and is aimed at aligning remuneration with performance.

INCENTIVE TARGETS AND SUSTAINABILITY OF RESULTS

Target defined in a line with the Strategic Plan and with the expectations of shareholders and stakeholders

Financial and non-financial targets related to short- and long-term variable remuneration, including equity-based compensation, are defined in a manner consistent with the four-year Strategic Plan and with the expectations of shareholders and stakeholders, in order to foster a strong results-oriented focus and combine operational and financial soundness with social and environmental sustainability (Principle XV e Recommendation no. 27, letter c). Targets are defined in advance, measurable and mutually complementary in order to fully capture the priorities that underpin the Company's overall performance. These targets are defined so as to ensure:

- annual performance assessment, on the basis of a balanced scorecard that values the overall business and individual performance, defined in relation to targets specific to each area of responsibility, and for those in charge of internal audit responsibilities, in line with their specific assigned role;
- the definition of Long-Term Incentive Plans that allow Company performance to be evaluated both in absolute terms, i.e., based on the capacity to generate sustained growth in profitability, and in relative terms compared with a Peer Group, by way of a ranking against Eni's main international competitors.

SHARE-BASED COMPENSATION PLANS

Share-based compensation plans are designed to ensure alignment with shareholders expectations over the medium-to-long-term, by way of: three-year vesting periods, linkage with predetrmined and measurable performance targets, the provision of a withholding period that applies to a proportion of share awards of at least one year (Recommendation no. 28)[20].

VERIFICATION OF RESULTS

Verification of results net of the effect of any exogenous factors

Incentive awards linked to variable remuneration are made pursuant to a detailed verification process that assesses actual performance against assigned targets, net of the effects of exogenous variables such as the commodity price scenario and exchange rate or events which by their nature can alter performance, such as factoring or portfolio extraordinary transactions. The results verification process is based on a variance analysis method approved by the Remuneration Committee.

RISK MITIGATION CLAUSES

The adoption, with specific rules approved by the Board of Directors, acting on a proposal of the Remuneration Committee, of mechanisms that, on conditions determined and expressly referred to in the Plan Regulations, provide for:

Clawback

- the restitution of the variable component of remuneration, if already paid and/or granted (***clawback***);

Malus

- the withholding/withdrawal of the variable components of remuneration, already vested or granted (***malus***).

(20) The 2020-2022 LTI share-based plan, provides for a three-year vesting period to which is added, for a portion of the shares, an additional holding period of one year, totalling four years. Any adjustment to the Recommendation no. 28 of the new Corporate Governance Code may be evaluated when adopting future plans.

29 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex These mechanisms shall apply in cases when the incentives (or the rights thereto) have vest- ed based on data that subsequently proved to be manifestly misstated (Recommendation no. 27, letter e), or in cases of wilful alteration of the same data. The same mechanisms shall apply in cases of termination for disciplinary reasons, including se- rious and intentional violations of law and/or regulations, the Code of Ethics or Company rules, without prejudice to any action allowed under law for the protection of the Company’s interests. The Policy provides that the activation of recoupment claims (or withdrawal of incentives awarded but not yet paid) must take place, once appropriate verification has been completed, within three years of payment (or award) in cases of error, and within five years in cases of deliberate intent to defraud. NON-MONETARY BENEFITS Non-monetary benefits are determined in line with relevant market comparators, consistent with local regulation, in order to complete and enhance the overall remuneration package, taking ac- count of the roles and/or responsibilities, and allowing for relevant social security and insurance components. SEVERANCE INDEMNITIES AND NON-COMPETE AGREEMENTS To the extent that additional payments may be awarded upon termination of employment and/or term of office for executive roles, and that non-compete agreements may apply for roles at greater risk of “poaching”, these are defined in terms of either a maximum amount or number of years of remuneration, in line with the remuneration received and the performance achieved (Recommendation no. 27, letter f), and in compliance with the protections set for by the collective bargaining agreements, if applicable. REMUNERATION OF NON-EXECUTIVE DIRECTORS Remuneration of Non-Executive Directors is commensurate with competence, professional qualification and effort required for participation on Board Committees set up in accordance with the By-laws (Recommendation no. 29); appropriate differentiation between the remunera- tion afforded to Committee Chairmen, and that of other Committee Members, considering the different roles respectively held regarding coordination of work and relationships with Corpo- rate bodies and managerial teams; Non-Executive Directors are not beneficiaries of variable incentive plans, including equity-based ones, unless decided otherwise by the Shareholders’ Meeting. REMUNERATION OF THE MEMBERS OF THE BOARD OF STATUTORY AUDITORS Remuneration is commensurate with the role played and competence, professional qualifica- tion and effort required for participation in the meetings of the Board and Board Committees, taking account of relevant market benchmarks at the national level, appropriately differentiat- ing between the remuneration of the Chairman and that of other Auditors, considering the coordination and liaison activities performed by the Chairman with other corporate bodies and functions (Recommendation no. 30). Pension and social security benefits Severance indemnities and non-compete agreements consistent with remuneration received and results achieved No variable remuneration for Non-Executive Directors

30 Eni Report on remuneration policy and remuneration paid 2022 Remuneration Policy Guidelines 2020-2023 The Remuneration Policy Guidelines are those outlined in the 2020 Remuneration Report and approved by the Shareholders’ Meeting on May 13, 2020 for the 2020-2023 period. No changes are expected. Following the renewal of the corporate bodies, as resolved by the Shareholders’ Meeting of May 13, 2020, the Board of Directors of June 4th, and July 29, 2020, resolved, upon proposal of the Remuneration Committee, the remuneration of the Chairwoman of the Board of Directors and of the Chief Executive Officer, in accordance with the Guidelines, also taking into account the delegated powers conferred on the Chairwoman21 as well as the assignment, to the Chief Executive Officer, of the position of General Manager, as more comprehensively described in Section II of this Report. CRITERIA FOR DEFINITION OF THE POLICY This section contains the Remuneration Policy Guidelines for 2020-2023 as defined by the Board of Directors of March 18, 2020 for Directors, Statutory Auditors and Managers with stra- tegic responsibilities and approved by the Shareholders Meeting of May 13, 2020, with 95.28% of voters. As mentioned in the Foreword to this Report, the Remuneration Policy, as approved by the 2020 Shareholders’ meeting, applies for a period of three years coinciding with the duration of the new term; since no changes are expected, it is not subject to a shareholder vote in 2022. In reporting the description of the Remuneration Policy Guidelines for Directors for the 2020- 2023 term already contained in the 2020 AND 2021 Report, it is recalled that these have been defined on the basis of regulatory provisions and the advice of institutional investors and proxy advisors, taking into account the opinion expressed by the 2019 Shareholders’ Meeting (96.78% of voters), as well as the results of benchmarks studies. Therefore, the Guidelines for 2020-2023 were developed by providing a maximum potential remuneration, equal to that established for the 2017-2020 term. Detailed information on the implementation of the Guidelines in this financial year are contained in the first part of the second section of this Report, to which reference is made. CONNECTION WITH CORPORATE STATEGIES Remuneration policies support achievement of the targets set in the Company’s Strategic Plan by promoting, through a balanced use of performance indicators in the short- and long-term incentive systems, the alignment of senior management’s interests with the priority of creating sustainable value for shareholders and other stakeholders over the medium-to-long-term. The pillars of the Company’s strategy include long-term value creation, attention to the environment, safety and people, strict financial discipline, together with a strong commitment to the ongoing decarbonisation process; they guide the management activity, which is assessed:  in a short-term horizon, in relation to a comprehensive and balanced framework of comple- mentary targets, aimed at ensuring the profitability of the Company as a whole and opera- tional efficiency in traditional business sectors, the implementation of the energy transition and decarbonisation path, through the incremental installed capacity relating to renewable (21) On May 14, 2020, the Board of Directors conferred on the Chairwoman the powers for the identification and promotion, in agreement with the Chief Executive Officer, of strategic integrated projects and international agreements. The Board also confirmed her role of guarantee within the internal control system, in particular with the management of the hierarchical relationship of the Head of Internal Audit to the Board. Finally, the Chairwoman will perform her statutory representative functions, in particular, by managing the Company institutional relations in Italy, in collaboration with the Chief Executive Officer. Section I: 95.28% of favourable votes in 2020 Short-term goals

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sources and the extension of the GHG emission intensity indicator to Scope 1 and Scope 2 equity emissions, human safety as well as financial solidity;

- in the medium-to-long-term horizon, with reference to stock performance (TSR) and generated value (NPV of proven reserves), assessed in relative terms with respect to peers, as well as, starting with the new share-based Incentive Plan 2020-2022, in relation to a series of results measured in absolute terms and characterized by a significant focus on the decarbonisation process, the energy transition and circular economy.

Long-term goals

MARKET BENCHMARKS AND PEER GROUP

Chief Executive Office

For the Chief Executive Officer, the positioning of the Company's remuneration is assessed by comparing the median vale for similar roles within the international Oil & Gas industry, with regard to upstream activities in particular and in line with the Company's strategy to increase its focus on this segment of the business. The median value of the remuneration of the Chief Executive Officer is also adjusted for differences in capitalisation compared with Eni. The comparator group includes 10 listed companies, which are Eni's competitors at the international level and possess comparable business characteristics, with regard to operations and geographical areas of interest, while taking account of median corporate dimensions (in terms of capitalization, reserves, output): Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total. In line with this approach these companies also make up the Peer Group used for the relative comparison of Eni's performance under the new Long-Term Share Incentive Plan. Accordingly, the selection criteria required consideration only of those companies that publish data on the NPV of proven reserves that are comparable with Eni, using the calculation method defined by the SEC.

Chairwoman and non-Executive Directors

For the Chairwoman and the Non-Executive Directors, the positioning of remuneration is assessed by comparing similar roles in the Top Italy group, which is composed of the main companies listed on the FTSE MIB (Assicurazioni Generali, Atlantia, Enel, Intesa Sanpaolo, Leonardo, Mediaset, Mediobanca, Poste Italiane, Prysmian, Snam, Terna, TIM, Unicredit).

Managers with strategic responsibilities

For Managers with strategic responsibilities, the positioning of remuneration is assessed by comparing roles of the same level of managerial complexity and responsibility within industrial corporations in national and international markets.

Comparisons of remuneration have been conducted with the help of the advisory firms Mercer, Willis Towers Watson, and Korn Ferry.

EMPLOYEES' REMUNERATION AND WORKING CONDITIONS

"Equal pay for equal work" principle

Eni places its people at the heart of its business strategy and has always positioned itself as a "caring Company", constantly committed to caring for its people in line with the United Nations objectives of wage improvement, reduction of income inequality, promotion of decent job opportunities, gender, generational, ethnic equality etc. according to the *"equal pay for equal work"* principle.

A worldwide integrated remuneration system

In particular, Eni applies a worldwide integrated remuneration system to all its people, also consistent with the reference markets in terms of pay progression and linked to company and individual performance, in compliance with local legislation. This system, as for the Chief Executive Officer, adopts market references made up, for each role, by the median of the sectors to which they belong, thus guaranteeing the application of fair and competitive remuneration policies with respect to the role and professional skills and always able to support a decent standard of living, higher than the mere subsistence levels and/or the legal or contractual minimums in force, as well as the minimum wages found on the local market, as highlighted by the indicators represented in the Summary, which show in particular a pay ratio of the Chief Executive Officer vs. employees on average lower than those of the Peer Group.

32 Eni Report on remuneration policy and remuneration paid 2022 Eni also pays particular attention to the safety, well-being and quality of life of its people, as driv- ing factors for the healthy growth of the Company. This is reflected in Eni’s ongoing commitment in the field of Welfare and in a wide offer of benefits and services in different areas: from health protection to social security coverage, from work and private life balance to training. Officers covered by the Policy CHAIRWOMAN OF THE BOARD OF DIRECTORS The 2020-2023 Remuneration Policy Guidelines for the Chairwoman call for a total fixed remuneration of €500,000 gross, including annual remuneration for the powers granted and emoluments as approved by the Shareholders’ Meeting. The Guidelines also provides that remuneration for powers may eventually be adjusted by the new Board based on the ac- tual powers granted and professional qualifications, taking account of remuneration bench- marks and compensation approved by shareholders for the office. There is also a health and insurance coverage against permanent disability due to injury or illness contracted in the workplace or elsewhere. No specific severance payments are provided, nor do any agreements exist for indemnities in the case of resignation or early termination of office22. NON-EXECUTIVE DIRECTORS The 2020-2023 Remuneration Policy Guidelines for Non-Executive Directors and/or independent Directors provide for the maintenance of the additional annual remuneration23 provided for in the 2017-2020 term for participating on Board Committees; this can be adjusted following a change in the structure and number of Board committees and related work, taking account of remunera- tion benchmarks and the skills and qualifications required for the office:  for the Control and Risk Committees, remuneration of €70,000 for the Chairman and €50,000 for other members;  for the Remuneration Committee, remuneration of €50,000 for the Chairman and €35,000 for other members;  for the Sustainability and Scenarios Committee, remuneration of €50,000 for the Chairman and €35,000 for other members;  for the Nomination Committee, remuneration of €40,000 for the Chairman and €30,000 for other members. No specific severance payments are provided for Non-Executive Directors, nor do any agree- ments exist for indemnities in the case of resignation or early termination of office24. (22) In consideration of the referral to this Report, in the 2021 Report on Corporate Governance and Ownership Structure, which is available in the Corporate Governance section of the Company’s website, this information is being published in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation (agreements between companies and directors, members of the control body or supervisory council which envisage indemnities in the event of resignation or dismissal without just cause, or if their employment contract should terminate as the result of a takeover bid). (23) This remuneration supplements that to be approved by the shareholders on May 13, 2020 for Directors in the amount of €80,000 gross per year in the 2020-2023 term. (24) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under note 22 above. Fixed remuneration Remuneration for participating on Board Committees unchanged from previous term

33 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex BOARD OF STATUTORY AUDITORS New rules provide that the Remuneration Policy should also define the criteria for setting the remuneration for the Board of Statutory Auditors (pertaining to the Shareholdersʼ Meeting, pur- suant to Art. 2402 of the Italian Civil Code). Remuneration should take into account the commitment (in terms of number and average dura- tion of meetings), the know-how and qualifications required for the office, besides remuneration benchmarks in leading listed Italian companies. Given that Eni is listed in the New York Stock Exchange, the 2020-2023 Remuneration Policy Guidelines suggest to consider an increase in the total remuneration amount for the 2020-2023 term, taking into account the activities carried out within the Board of Statutory Auditors and ad- ditional tasks to be performed in the capacity as Audit Committee pursuant to SEC regulations. CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER The 2020-2023 Remuneration Policy Guidelines take the maximum remuneration level provided for in the 2017-2020 term as the maximum potential overall remuneration, allowing for adjust- ments reflecting strategic challenges and the mix of skills/experience of the designated person, taking into account remuneration benchmarks. FIXED REMUNERATION Fixed Remuneration (FR) for the 2020-2023 term cannot exceed €1,600,000; this maximum level can be decreased in the event of changes of current offices, powers and employment relation- ships, and also based on the qualifications of the designated person. This remuneration encom- passes any emoluments due for participation in the meetings of the boards of directors of other Eni subsidiaries and/or shareholdings. Should the CEO be given the role of General Manager, with the related management relationship, the CEO will also be entitled to receive an allowance for travel, in Italy and abroad, in line with the applicable provisions under the relevant national collective bargaining agreement for senior managers of industrial companies and with supple- mentary company-level agreements. VARIABLE REMUNERATION: SHORT-TERM INCENTIVES WITH DEFERRAL The guidelines for the new term provide for the maintenance of Short-Term Incentive Plan with deferral, as approved by the shareholders on April 13, 2017 within the scope of the Remunera- tion Policy Guidelines for the 2017-2020 term. Performance conditions The Short-Term Incentive with deferral is tied to achieving the annual targets set by the Board. The 2022 targets approved by the Board on March 17, 2022 for the 2023 short-term variable incentive system with deferral call for maintenance of a structure that is focused on essential milestones in line with the Strategic Plan and balanced in respect of the interests of the vari- ous stakeholders, with particular respect to the issues of energy transition and decarbonisation, through the adoption of performance indicators strictly connected to the corporate strategy and aimed at measuring the achievement of annual objectives with a view to medium-long term sustainability. The value of each indicator is in line with the budgeted figure. The structure and weight of the various targets are shown in the table 7. Maximum fixed remuneration unchanged from the previous term Adjustment of the energy transition and decarbonisation indicators

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TABLE 7 – 2022 TARGETS FOR THE SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2023

ECONOMIC AND FINANCIAL RESULTS (25%)	OPERATING RESULTS AND SUSTAINABILITY OF ECONOMIC RESULTS (25%)	ENVIRONMENTAL SUSTAINABILITY AND HUMAN CAPITAL (25%)	EFFICIENCY AND FINANCIAL STRENGTH (25%)
INDICATORS Earning Before Tax (12.5%) Free Cash Flow (12.5%)	**INDICATORS** Hydrocarbon production (12.5%) Incremental Installed Capacity from renewable (12.5%)	**INDICATORS** GHG emission intensity Scope 1 and 2 - equity (12.5%) Severity Incident Rate (12.5%)	**INDICATORS** ROACE (12.5%) Net Debt/EBITDA adjusted (12.5%)
LEVERS Upstream expansion Strengthen Gas & Power operations Resilience in downstream Green business	**LEVERS** Fast track approach Renewable energies development	**LEVERS** Decarbonisation HSE and sustainability	**LEVERS** Financial discipline Efficiency of operating costs and G&A Optimisation of working capital

In particular:

Economic and financial results

- the indicators **Earnings Before Taxes (EBT)** and **Free Cash Flow (FCF)** are measures of Eni's ability to ensure the profitability of our businesses and to provide sufficient cash flows to provide a return on investment and pay dividends, even in particularly challenging contexts. In this regard, Eni aims to accelerate the transformation strategy on one hand by increasing the resilience of traditional businesses and their ability to generate cash, and on the other by developing the energy transition businesses that are based on the integration of technologies, new business models and close collaboration with our stakeholders;

Operating targets and sustainability of economic results

- the indicators of **hydrocarbon production** and **incremental installed capacity of Renewables** make it possible to balance the development of the upstream business with the development objectives of renewable energy connected to the strategy of decarbonising operations and products;

Environmental sustainability and human capital

- the **Upstream GHG emission intensity indicator** (tCO_2 eq./kboe) reflects Eni's commitment to reducing GHG emissions, in line with the medium-long term objectives that will lead the Company to decarbonise all products and processes by 2050. Eni aims to eliminate the carbon footprint associated with its activities, which also involves the gradual reduction of the emission intensity of Scope 1 and Scope 2 upstream emissions, considering for this purpose both the production operated and that not operated (equity);
- **the indicator Severity Incident Rate (SIR)** reflect Eni's HSE priorities and the central importance of our commitment to individual safety. The prevention and risk minimization are cornerstones of Eni's operations in our commitment to achieving constant improvements in safety for all workers and to expressing this commitment in the process of assessing the performance of senior management. In particular, use of an SIR focuses Eni's commitment on reducing serious injuries given that it calculates the frequency of injuries over the number of hours worked, but weighted for the actual severity of the incident;

Efficiency and financial strength

- the **indicators ROACE and debt-to-EBITDA** measure the Company's financial discipline and the quality of our financial structure and earnings, which translates into a careful selection of investments, into efficiency and cost control, and into a rapid return on investment. All of these efforts enable us to reinforce our resiliency even during economic downturns.

Achievement of the targets is assessed net of any variable, exogenous effects (e.g., Oil & Gas prices or euro/dollar exchange rates) and in application of a predetermined method of gap analysis as approved by the Remuneration Committee.

Incentive mechanisms and levels

Incentive mechanisms and levels unchanged

In line with the general Remuneration Policy principles, the STI Plan with deferral features the same characteristics as in the previous term, described below. Each target is predetermined and measured based on a performance scale of 70-150 points (target=100) in relation to the weight assigned to each (a score below 70 points implies a performance multiplier of zero). For purposes of the total incentive award, the minimum overall performance is 85 points. Consider-

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ing the need to promote business development initiatives, it is also envisaged that a multiplier of 1.1 may be applied to the overall performance score to reflect portfolio development operations not foreseen in the budget, if the Board of Directors, at the time of their approval, recognizes them as transactions of particular relevance for the purposes of implementing the strategic guidelines of the 2020-2023 Plan and the Remuneration Committee considers them relevant for the purposes of annual performance. In any case, the maximum score of the performance scale cannot exceed 150 points.

The **Total Incentive** (TI) is calculated using the following formula.

$$IT = FR \times I_{Target} \times M$$

Where FR is total fixed remuneration and I_{Target} is the incentive percentage at target performance level, which is set to 150% of total fixed remuneration for the Chief Executive Officer, and M is the multiplier related to overall performance, as shown in the chart below.

CHART 11 – TOTAL INCENTIVE MULTIPLIER


Annual Multiplier
150%
100%
85%
Annual Performance
70
85
100
150
Budget

The total incentive is divided in:

1) an **Annual incentive** (I_{year}) equal to 65% of the total incentive, paid in the year following the year in which the performance was attained.

Annual incentive payable in the year

$$I_{year} = TI \times 65\%$$

The levels of the fraction of the incentive payable during the year, depending on the performance levels achieved, are shown in the table below[25].

TABLE 8 – LEVELS OF ANNUAL PAYABLE INCENTIVE

Annual performance	<85	85 threshold	100 target	150 max
Annual incentive (in % of Fixed Rem.)	0%	83%	98%	146%

2) a Deferred incentive (I_D) equal to 35% of the total incentive:

Deferred incentive subject to further performance conditions during a three-year vesting period

$$I_D = TI \times 35\%$$

subject to further performance conditions during a three-year vesting period, as shown in the chart below payable in the year after the period.

(25) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 83% = 65% x (150% x 85%)
- Target: 98% = 65% x (150% x 100%)
- Max: 146% = 65% x (150% x 150%)

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CHART 12 – DEFERRED INCENTIVE - TIMELINE

PERFORMANCE AND VESTING PERIOD			
YEAR T	YEAR T+1	YEAR T+2	YEAR T+3
Attribution of STI deferred portion			→ Payment of STI deferred portion

The deferred portion payable at the end of the period (I_{DE}) is determined as follows:

$$I_{DE} = I_D \times M_D$$

Where M_D is the final multiplier given by the average of the annual multipliers recorded over the three-year period in relation to the performance achieved based on the chart of annual Eni targets, as shown in the chart below.

CHART 13 – DEFERRED INCENTIVE MULTIPLIER


Annual Multiplier
230%
130%
85%
Annual Performance
70
85
100
150
Budget

The levels of the payable deferred portion, depending on the performance levels achieved throughout the three-year period, are shown in the table below[26].

TABLE 9 – LEVELS OF PAYABLE DEFERRED INCENTIVE

Average 3-year performance	<85	85 threshold	100 target	150 max
Deferred incentive (in % of Fixed Rem.)	0%	38%	68%	181%

VARIABLE REMUNERATION: LONG-TERM SHARE INCENTIVE

The 2020-2022 ILT Share Plan, approved by the Shareholders' Meeting of May 13, 2020 provides for three annual awards starting from 2020, each with a three-year vesting period, in accordance with the timeline below.

CHART 14 – LTI SHARE-BASED PLAN TIMELINE

PERFORMANCE AND VESTING PERIOD			
YEAR T	YEAR T+1	YEAR T+2	YEAR T+3
Award of shares			→ Granting of shares

(26) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:
- Threshold: 38% = 35% x (150% x 85%) x 85
- Target: 68% = 35% x (150% x 100%) x 130
- Max: 181% = 35% x (150% x 150%) x 230

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Objectives of LTI share-based Plan

Performance conditions

As to the performance conditions, the relative performance parameters used in the previous Plan, assessed in relative terms to the Peer Group, were integrated with four new absolute parameters assessed over the three year-period, with a view to better balancing the targets in accordance with the stakeholders' expectations and supporting the implementation of the Strategic Plan. The targets and related weightings are as follows:

1) 25% **Market target**: linked to the Total Shareholder Return (relative)
2) 20% **Industrial target**: Net Present Value of proven reserves (relative)
3) 20% **Economic-financial target**: organic Free Cash Flow (absolute)
4) 35% **Environmental sustainability and Energy transition targets**, made up as follows:
   4.1) 15% **Decarbonisation target**: CO_2eq. Emission Intensity Upstream Scope 1 e Scope 2 equity (absolute);
   4.2) 10% **Energy Transition target**: development of electricity generation from renewables (absolute);
   4.3) 10% **Circular Economy target**: Important projects (absolute).

For the two relative parameters, the reference Peer Group is described in the section "Market References and Peer Group" (Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total).

The descriptions of each indicator are given below:

1) The difference between the TSR of Eni share and the TSR of the FTSE Mib index of Borsa Italiana, adjusted by the Eni correlation index, compared with the equivalent adjusted TSR measures for each company of the Peer Group, as shown in the following formula:

$$\Delta TSR = TSR_{CO} - (TSR_{IDX} \times \rho_{co,IDX})$$

Where:

TSR_{co}: TSR of Eni or of one of the companies of the Peer Group;

TSR_{IDX}: TSR of the reference stock market index of the company to which the TSRCO applies;

$\rho_{co,IDX}$: Correlation coefficient between the performance of the shares and the performance of the reference market (FTSE Mib, S&P 500, FTSE 100, CAC 40, AEX, OBX).

This indicator allows to neutralize the potential effects on the TSR of each company of developments in the respective stock market. This results is achieved taking into account the correlation between the stock and the market over the same three-year period by using the correlation coefficient.

2) Net Present Value (NPV) of proven reserves vs. the Peer Group, measured in terms of the annual unit value ($/boe), calculating the average annual performance over the three-year period. For the two relative indicators, the Peer Group is the same as described in the "Market References and Peer Group" section (Apache, BP, Chevron, ConocoPhillips, Equinor, ExxonMobil, Marathon Oil, Occidental, Shell and Total).
3) Organic Free Cash Flow cumulated in the three-year reference period compared to the equivalent cumulated value provided for in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of award and kept unchanged during the performance period. The verification of Free Cash Flow targets is conducted net of exogenous variables, using a gap-analysis approach approved by the Remuneration Committee, in order to enhance the effective corporate performance deriving from the management action.
4) Decarbonisation objective: measured as the final value of Upstream Scope 1 and Scope 2 GHG Emission Intensity at the end of the three-year period (tCO_2eq./kboe) relating to the production of hydrocarbons in operated and unoperated assets, compared with the same

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value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.

5) Development of electricity generation from renewable resources, measured in terms of MW of installed capacity at the end of the three-year performance period, compared with the same value expected in the 3rd year of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.
6) Circular economy objective: measured in terms of progress of three important projects compared with the progress expected in the first 3 years of the Strategic Plan approved by the Board of Directors in the year of attribution and kept unchanged over the performance period.

Long-Term Share Plan 2020-2022 2022 LTI awarded - targets of absolute objectives

According to the provisions of the Information Document of the 2020-2022 Long-Term share Plan, available on the Company's website, table 10 shows the three-year performance levels of the absolute objectives of the second award of the Plan (award 2022, with performance period 2022- 2024). The mentioned performance targets were approved by the Board of Directors, on the proposal of the Remuneration Committee, at the meeting of March 17, 2022.

TABLE 10 – ABSOLUTE 2021-2023 TARGETS FOR THE 2022 AWARD OF THE 2020-2022 LTI SHARE-BASED PLAN

Absolute targets	Indicator	Measurement unit	Threshold	Target	Maximum
			80%	130%	180%
Economic-financial	Organic Free Cash Flow	Euro billions cumulated over 2022-2024	14.9	15.65	17.15
Decarbonisation	GHG emission intensity upstream Scope 1 and 2 - equity	tCO_2eq./kboe at 12.31.2024	18.7	17.8	16.9
Energy transition	Electricity generation capacity from renewables	MW of installed capacity at 12.31.2024	3,677	3,954	4,231
Cirular economy	Three important projects(1)	No. projects with progress at 12.31.2024 in line with Strategic Plan	1 project	2 projects	3 projects

(1) Projects: increase in Agrobusiness capacity, development of Biojet capacity and development of mechanical recycling capacity for plastics.

Incentive mechanisms and levels

The annual award of shares is calculated using the following formula:

$$\text{No. Awarded shares} = \frac{FR \times \%I_{Target}}{Price_{Attr}}$$

Where FR is total fixed remuneration, I_{Target} is the incentive percentage at target performance level, which is set to 150% of total fixed remuneration for the Chief Executive Officer, and PriceAttr is the price of the award calculated as the average of the daily official prices (source: Bloomberg) recorded in the four months before the month in which the Board of Directors approves the plan rules and the award to the Chief Executive Officer. Assignable shares at the end of the three-year vesting period are calculated using the following formula:

$$\text{No. Assigned shares} = \text{No. Awarded shares} \times M_f$$

In which the multiplier (M_f) is equal to the weighted average of the multipliers of each parameter.

39 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex For relative parameters (linked to TSR and NPV of proven reserves), each multiplier may be between zero and 180%, with a threshold set at a median level, in accordance with the scale shown below. TABLE 11 – PERFORMANCE SCALE - MULTIPLIER FOR RELATIVE PARAMETERS Ranking 1° 2° 3° 4° 5° 6° 7° 8° 9° 10° 11° Multiplier 180% 160% 140% 120% 100% 80% 0% 0% 0% 0% 0% Median positioning For absolute objectives (FCF, Decarbonisation, Energy Transition and Circular Economy), perfor- mance will be measured based on a partial multiplier between zero and 180% determined as a function of performance, as in the following chart: The table below shows the thresholds, targets and maximum monetary value of shares (as a percentage of fixed remuneration) assignable to the Chief Executive Officer at the end of the vesting period, net of the change in share price for the period27. TABLE 12 – VALUE LEVELS OF GRANTABLE SHARES Average 3-year weighted performance <40 40 threshold* 116.5 target 180 max Value of shares (in % of Fixed Rem.) 0% 60% 174.75% 270% (*) The threshold can be exceeded, for example, when the minimum performance level is achieved for all absolute parameters (Free Cash Flow, Decarbonisation, Energy Transition and Circular Economy). (27) The incentive values as a % of fixed remuneration shown in the table were calculated as follows:  Threshold: 60% = 150% x 40%  Target: 174,75% = 150% x 116,5%  Max: 270% = 150% x 180% CHART 15 – PERFORMANCE SCALE - MULTIPLIER FOR ABSOLUTE PARAMETERS 200% 180% 160% 140% 120% 100% 80% 60% 40% 20% 0% 180% 130% 80% Maximum Performance Partial Multiplier Minimum Performance Target Performance

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Pro rata mechanism in case of consensual termination of office or employment

The Plan Rules provide that 50% of the shares assigned at the end of the vesting period shall remain restricted for a period of 1 year from the date of assignment for the Chief Executive Officer and Managers in service.

In the event of early termination for the Chief Executive Officer, due to resignation and not justified by a substantial reduction in powers or of termination for just cause, all rights to the award and payment of incentives shall lapse.
In the event of termination related to expiry of the term of the Board of Directors without renewal, the assignment of Eni shares of each award will be prorated with respect to the period of permanence in office, according to the results verified over the same period.

NON-MONETARY BENEFITS

There is a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere. Also provided, as per provisions contained in the national collective bargaining agreement and the supplementary company agreements for Eni senior managers, is enrolment in the supplementary pension plan (FOPDIRE)[28] and in the supplementary health plan (FISDE)[29], together with a company car for business and personal use.

PAY MIX

Pay mix with a dominant weighting attributed to the variable long-term component

The remuneration package for the Chief Executive Officer includes a fixed component, a short-term variable component, and a long-term variable component, which comprises a short-term incentive deferral and long-term share incentive determined using internationally recognized methodologies for remuneration benchmarks.

The pay mix, calculated by considering fixed remuneration as the base, is weighted significantly towards the variable components, with a dominant weighting attributed to the long-term component, as shown in the figure below.

CHART 16 – PAY MIX CEO


Long-term incentive
Short-term incentive
Fixed remuneration
40%
30%
Target
30%
53%
28%
Maximum
19%

(28) Defined-contribution and individual-capitalization contractual pension fund (www.fopdire.it).
(29) Supplementary health care fund for active or retired senior management and their family members (www.fisde-eni.it).

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PAYMENTS DUE IN THE EVENT OF TERMINATION OF OFFICE OR EMPLOYMENT[30]

Severance package:

For the Chief Executive Officer: indemnity in the event of early termination and/or non-renewal of the office, set at two years of fixed remuneration for the position.

Consistent with European Recommendation

For the General Manager, if appointed: indemnity in the event of the consensual termination of the management relationship, unchanged compared with the previous term (two years of fixed remuneration plus short-term incentive), taking due account of the provisions of the appropriate national collective bargaining agreement providing for a maximum of three years of total actual remuneration, including fixed remuneration, short- and long-term variable incentives, benefits[31].

Consistent with national bargaining collective agreement

Non-compete agreement:

During the 2020-2023 term, in order to safeguard the Company's interests, non-compete agreements may be maintained and/or put in place, to be activated at the sole discretion of the Board through the exercise of an option right, with a fixed payment determined in relation to the obligations established under the agreement (duration and scope of the restrictions on business activities and Countries of operation) up to a maximum, for each year of obligation, equal to fixed remuneration plus a component determined in line with the average annual performance of the STI Plan over the previous term, varying between €500,000 (target) and €1,000,000 (maximum). The payment for the option right shall not exceed €300,000.

MANAGERS WITH STRATEGIC RESPONSIBILITIES

For Managers with strategic responsibilities, the 2020-2023 Remuneration Policy Guidelines are unchanged on those for the previous term, maintaining remuneration plans that are strictly in line with those of the Chief Executive Officer, to better guide and align managerial action with the objectives set out in the Company's Strategic Plan, and with the provisions and protections laid down by national collective bargaining agreement for senior managers.

Incentive Plans closely consistent with those provided for the CEO/GM

In particular, the Long-Term Share Incentive Plan and Short-Term Variable Incentive Plan with deferral – intended for the Chief Executive Officer – will also apply to Managers with strategic responsibilities.

(30) Information provided in accordance with Article 123-bis, paragraph 1, letter i), of the Consolidated Law on Financial Intermediation, as specified under note 22 above.

(31) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short- and long-term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

42 Eni Report on remuneration policy and remuneration paid 2022 FIXED REMUNERATION Fixed remuneration is based on roles and responsibilities assigned taking into consideration a graduated and a generally median to below-median positioning versus national and interna- tional executive markets for comparable roles. It may be updated periodically, during the an- nual salary review for all managers. Given current market comparators and trends, the Guidelines provide for a selective approach to salary reviews, while maintaining appropriate levels to ensure competitiveness and motiva- tion. More specifically, proposed actions will include measures to adjust fixed/one-off remu- neration for those in positions that have seen a significant increase in responsibility or scope, and to address retention risk and reward excellent performance. In addition, in their capacity as Eni officers, Managers with strategic responsibilities are entitled to receive allowances due for travel in Italy and abroad, in line with applicable provisions of the Italian national collective bargaining agreement for senior managers and supplementary Company agreements. VARIABLE INCENTIVE PLANS Short-Term Variable Incentive Plan with deferral The Short-Term Incentive Plan with deferral, already described for the Chief Executive Officer, will be maintained in 2022. The targets set for Managers with strategic responsibilities are consistent with those assigned to the Chief Executive Officer, on the basis of the same bal- ancing of stakeholder interests, in addition to relevant individual targets, consistent with the responsibilities of the role and the provisions of the Company’s Strategic Plan. For Managers with strategic responsibilities, the target incentive levels for the Short-Term Variable Incentive Plan differ depending on the role’s level of responsibilities and complexity up to 100% of fixed remuneration, with a maximum incentive level payable for the annual and deferred portions of 98% and 121% of fixed remuneration, respectively. Long-Term Variable Incentive Plan Managers with strategic responsibilities participate in the 2020-2022 Long-Term Performance Share Plan. The Plan is directed at managers who are critical for the business and envisages three annual awards, starting in 2020, with the same performance conditions and character- istics as those described above for the Chief Executive Officer. For Managers with strategic responsibilities, the value of the shares to be awarded each year differs depending the level of their role and is limited to a maximum of 75% of fixed remuneration, with the maximum award corresponding to 135% of fixed remuneration, calculated with reference to the grant price of the shares. NON-MONETARY BENEFITS In line with national collective bargaining agreement and supplementary Company-level agree- ments for Eni managers, the Policy Guidelines provide for life and disability insurance cover (due to workplace or other injury or illness), as well as enrolment in the supplementary pension plan (FOPDIRE) and health plan (FISDE), together with a company car for business and personal use, and the possible assignment of housing based on operational and mobility requirements. Fixed remuneration based on roles and responsibilities

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PAY MIX

In line with market best practice, as well as the valuation methods used for the Chief Executive Officer, the average target pay mix and maximum of the remuneration package for Managers with strategic responsibilities who are eligible for the Short-Term Monetary Plan with deferral and the Long-Term Performance Share Plan features a balance between fixed and variable components that is weighted towards medium-long term variable incentives.

Balance between fixed and variable remuneration in relation to level of responsibility and impact on business

CHART 17 – PAY MIX MSRs


Long-term incentive
Short-term incentive
Fixed remuneration
25%
25%
Target
50%
37%
27%
Maximum
36%

PAYMENTS DUE IN THE EVENT OF CONSENSUAL TERMINATION OF EMPLOYMENT

Managers with strategic responsibilities, as well as Eni senior managers, are entitled to severance benefits for employment termination established by law and applicable national collective bargaining agreements together with any termination indemnities agreed on an individual basis, in accordance with the criteria established by Eni for cases of early termination, within the limits of protections envisaged by applicable national collective bargaining agreements[32] and consistent with application criteria of the Italian Corporate Governance Code (Recommendation no. 27, letter f). These criteria take into account the position held, statutory retirement age and actual age of the manager at the time employment is terminated and the annual remuneration received. For cases of termination that present high competitive and litigation risks relating to the nature of the position, agreements may contain additional non-compete clauses, with duration up to one year and payments defined in relation to remuneration level, scope, duration and effectiveness of the agreement. The consensual termination of the employment relationship entails, for the beneficiaries of Long-Term Incentive Plans, the pro rata payment of the incentives in proportion to the vesting period that has elapsed, taking into account[33].

(32) In cases of termination not due to just cause, protections laid down by national collective bargaining agreements provide for up to a maximum of 36 months of total remuneration (fixed remuneration, short- and long-term variable incentives, benefits), including the amount due by way of notice indemnity (equal to a minimum of 6 months, up to a maximum of 12 months, depending on seniority).

(33) For more information, please refer to Information Documents of the Current Plans, available on the website of the Company.

44 Eni Report on remuneration policy and remuneration paid 2022 This Section is subject to the non-binding vote of the Shareholders’ Meeting of May 11, 2022. Introduction The Committee positively acknowledged the non-binding vote expressed by the shareholders during the Shareholders’ Meeting of May 12, 2021 on the second section of the Report relating to the remuneration paid in the previous year. In the engagement meetings held in relation to the results of the vote, investors illustrated the reasons for their vote on the implementation of remuneration policies for the year 2020, explain- ing that the deferral measures of a significant part of the variable remuneration, implemented both in 2020 and 2021, were not deemed sufficient, considering the revision of targets under- taken in light of the pandemic. They therefore hoped for voluntary reduction of wages, or the exercise of discretion in defining the final pay-outs of the incentive systems. The outcome of the meetings confirmed a general appreciation of the aims, overall structure and specific articulations of Eni’s Policy, with regard in particular to the balance between the economic-financial indicators and those aimed at measuring energy transition. The Committee greatly appreciated the feedback received, drawing useful information on the need to maintain an effective dialogue with investors, especially in exceptional circumstances, in order to verify their orientations and receive feedback on choices made. In drafting the 2022 Report, the aim of further improving the description of the methodology and assessments carried out when verifying the performance was also shared, in compliance with the mandate of the Committee. In accordance with the Consob Issuers Regulation, this Section reports the remuneration on an accrual basis, showing fixed remuneration accrued in 2021 and short and long-term variable in- centives accrued with respect to the final performance in 2021 and payable/assignable in 2022. As regards the 2022 Short-Term Incentive accrued in 2021 for Chief Operating Officers and other Managers with Strategic Responsibilities, since individual performance results are unavailable at the date of approval of this Report, the Report shows the value of incentives envisaged by the policy individual performance at target level. As regards the Long-Term Share Incentive awarded in 2019 with accrual period 2019-2021, since the final results of the parameter NPV of Proven Reserves is available only after the pub- lication of the financial statements of the companies making up the Peer Group, the Report shows the value of incentives based on an estimate of the final multiplier calculated on the basis of the results already recorded and an estimate of the 2021 result of the parameter NPV of Proven Reserves at target level. The incentives that will actually be paid/assigned in 2022, both relating to the Short-Term Plan and the Long-Term Share Plan, will be disclosed in the 2023 Remuneration Report. Moreover, as required by Consob Regulation, Section II of the Report shows the development of Directors’ remuneration over the past three years as compared to that of Eni’s employees in Italy. Section II – Compensation and other information

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Finally, with reference to the content of pages 46 and 50 of the 2021 Remuneration Report, Section II of this Report provides additional information on the implementation of the remuneration policies for 2020, concerning the values of incentives actually paid/assigned for which, at the date of approval of the 2021 Report, the data necessary for verifying the performance results were not available.

Implementation of the 2021 remuneration policies

Implementation of the 2020 remuneration policies for Directors, Chief Operating Officers and Managers with strategic responsibilities, as verified by the Remuneration Committee in conjunction with its periodic assessment as called for the Corporate Governance Code, was in line with the Remuneration Policy approved by the Shareholders' Meeting on May 13, 2020 for the whole 2020-2023 term, taking account of the provisions of the resolutions of the Board of Directors of June 4, and July 29, 2020, concerning, respectively, remuneration for Non-Executive Directors serving on Board committees and the remuneration of Directors with delegated powers in compliance with the criteria and maximum limits approved by the shareholders.

Disclosure on remuneration changes

For the Chairwoman and the Non-Executive Directors and Statutory Auditors, there are no changes in remuneration in 2021 compared to the previous year, their remuneration having remained unchanged.

For the Chief Executive Officer and General Manager, fixed remuneration for 2021 remained unchanged, while overall 2021 remuneration, including incentives paid on verified performance, showed an increase of 43% over 2020, mainly reflecting the assignment in 2021 of the long-term share-base incentive plan awarded in 2018 (while the 2017 award related to verified performance was not assigned in 2020).

For Chief Operating Officers, the change in remuneration in 2020-2021 was mainly made up of components referrable to the previous role, since the COO position was established on July 1, 2020. As regards the COO of Energy Evolution, the change also reflects a change in person taking place on January 1, 2021.

TABLE 13 – REMUNERATION DUE TO THE CEO/GM IN 2019-2021 (thousands of euros)

Year	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total	% change
2021	1,600	2,153(1)	3,488(2)	40	7,281	**43%**
2020	1,600	1,981	1,469(3)	40	5,090	**-11%**
2019	1,600	1,981	2,090(4)	23	5,694	-

(1) The amount paid came to €1,615 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021.

(2) Includes deferred Monetary Incentive awarded in 2018 and accrued in the period 2018-2020 (€1,549 thousand) and the taxable value of the shares assigned in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€1,939 thousand). The amount paid came to €2,714 thousand reflecting the further deferral in 2022 of 50% of the incentive.

(3) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €735 thousand, reflecting the further deferral in 2021 of 50% of the incentive.

(4) Includes payment of deferred Monetary Incentive awarded in 2016 (€1,469 thousand) and Long-term Incentive awarded in 2016 (€621 thousand).

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TABLE 14 – REMUNERATION DUE TO THE CHIEF OPERATING OFFICERS IN 2020-2021

CHIEF OPERATING OFFICER - NATURAL RESOURCES

Year	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total	% change
2021	898	757(1)	289(2)	12	1,956	**38%**
2020(3)	714	528	168(4)	11	1,421	-

(1) The amount paid came to €568 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021.
(2) Includes deferred Monetary Incentive awarded in 2018 and accrued in the period 2018-2020 (€164 thousand) and the taxable value of the shares assigned in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€125 thousand). The amount paid came to €207 thousand reflecting the further deferral in 2022 of 50% of the incentive.
3) The position was established on July 1, 2020, therefore the fixed remuneration and the variable incentives paid are partially or totally attributable to the previous role held.
(4) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €84 thousand, reflecting the further deferral in 2021 of 50% of the incentive.

CHIEF OPERATING OFFICER - ENERGY EVOLUTION

Year	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total	% change
2021	689	556(1)	581(2)	13	1,839	**-22%**
2020(3)(4)	893	725	729(5)	13	2,360	-

(1) The amount paid came to €417 thousand reflecting the deferral in 2022 of the annual 25% bonus in 2021.
(2) Includes deferred Monetary Incentive awarded in 2018 and accrued in the period 2018-2020 (€378 thousand) and the taxable value of the shares assigned in 2021 in relation to the 2018 award of the 2017-2019 LTI Plan (€203 thousand). The amount paid came to €392 thousand reflecting the further deferral in 2022 of 50% of the incentive.
(3) The position was established on July 1, 2020, therefore the fixed remuneration and the variable incentives paid are partially or totally attributable to the previous role held.
(4) The position was held by Mr. Massimo Mondazzi from July 1, 2020 to December 31, 2020.
(5) Deferred Monetary Incentive awarded in 2017 and accrued in the period 2017-2019. The amount paid came to €365 thousand, reflecting the further deferral in 2021 of 50% of the incentive.

For Eni employees in Italy, the change in total remuneration in 2021-2020 came to an average +0.9%[34], against -2.5% in 2019-2020.
In 2021, the Company had excellent performance and accelerated its transformation strategy. In particular, Eni reported an EBIT of €9.7 billion and an adjusted net profit of €4.3 billion, the highest since 2012. Strong cash generation made available €7.6 billion of organic free cash flow, which allowed to accelerate the growth of green businesses and ensure a shareholder remuneration in line with pre-pandemic levels, while reducing the debt ratio to 20%, compared to 31% last year.
From the point of view of safety, SIR (an indicator weighting injuries also on the basis of their severity) recorded the best performance over the last five years, confirming Eni's commitment to raising awareness and disseminating the culture of safety.
The results achieved in 2021 confirm the effectiveness of the strategy launched since the beginning of the pandemic.

VERIFICATION OF 2021 PERFORMANCE FOR THE PURPOSE OF THE ACCRUAL OF INCENTIVES PAYABLE AND/OR ASSIGNABLE IN 2022

This section covers the verification of results for 2021, as approved by the Board of Directors on March 17, 2022 for the purpose of incentives payable/assignable and/or awardable in 2022 to the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities.

(34) The change for employees is calculated considering the average total remuneration of Eni employees (including subsidiaries) in Italy at December 31 of each year, including all monetary components and benefits.

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SHORT-TERM INCENTIVE PLAN WITH DEFERRAL (STI PLAN) 2022

Verification of objectives 2021

The verified performance related to objectives assigned in 2021 to the Chief Executive Officer and General Manager was approved by the Board, based on a recommendation by the Remuneration Committee, on March 17, 2022 and resulted in a performance score of 135 points on the measurement scale used, the target and maximum performance of which are 100 and 150 points, respectively.
The table 15 shows the weightings and performance level achieved for each objective.

TABLE 15 – VERIFICATION OF 2021 OBJECTIVES

Performance parameters	% weight	Unit	Target	Result	Minimum 70	Budget 100	Maximum 130	Over performance 150	Performance score	Weighted score
i.Economic and financial results	**25.0**									**36.88**
EBT (Earning Before Tax) adjusted	12.5	€ bln	8.0	8.7					145.0	18.13
Free Cash Flow	12.5	€ bln	4.7	5.6					150.0	18.75
ii.Operating results and sustainability of economic performance	**25.0**									**31.38**
Hydrocarbon production	12.5	Kboed	1,681	1,682					101.0	12.63
Incremental installed renewable capacity	12.5	MW	418	816					150.0	18.75
iii.Environmental sustainability and human capital	**25.0**									**36.04**
Severity Incident Rate (SIR) - employees and contractors weighted	12.5	(*)	28	8					150.0	18.75
GHG emissions/UPS output Scope 1 and Scope 2 equity	12.5	$tCO_2eq./kboe$	22.9	21.3					138.3	17.29
iv.Efficiency and financial strength	**25.0**									**30.63**
ROACE (Return On Average Capital Employed) adjusted	12.5	%	8.24	8.43					110.0	13.74
Net Debt/EBITDA adjusted	12.5	index	0.99	0.85					135.1	16.89
Total	**100.0**									**134.93**

(*) (Total recordable injuries weighted for severity/hours worked) x 1,000,000.

The verification of objectives was conducted using the gap-analysis methodology approved by the Remuneration Committee. The use of gap analysis, applied to the main economic and financial metrics, is part of the effort to monitor performance and provides for the netting out of exogenous factors in order to ensure the comparability of the results with the assigned objectives. Exogenous factors include for example the commodity price scenario and the exchange rate or refer to events that by their nature can alter performance such as factoring and extraordinary portfolio transactions.
The following are the main results for each objective:

- **EBT**: improvement of performance over the target particularly in the Global Gas & LNG sector, reflecting portfolio optimization and the renegotiation of contracts that made it possible to benefit from the extreme volatility of the gas market, as well as widespread cost reduction actions.
- **Free cash flow**: improving over the target by way of improvements in the economic performance and as a result of decreases in investments.
- **Hydrocarbon production**: in line with target.
- **Incremental renewable installed capacity**: better than target performance reflecting the significant acceleration of growth by way of targeted acquisitions that can be quickly integrated into Eni's portfolio.

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- **Severity Incident Rate (SIR)**: best performance of the last 5 years, confirming Eni's commitment to raising awareness and disseminating the culture of safety.
- **GHG emissions/upstream production Scope 1 and 2 equity**: this indicator improved thanks to the optimisation of the operation of some assets and efficiency gains following maintenance activities.
- **ROACE**: this performance was achieved by improving economic results.
- **Debt/EBITDA**: this performance was achieved by improving economic and financial results.

DEFERRED SHORT-TERM PLAN (STI PLAN) 2019

Verification of objectives 2019-2021 - deferred portion

The 2019 STI Plan calls for the deferral of a 35% portion of the incentive over a three-year vesting period, upon verification of annual performance levels of Eni in the 2019-2021 period.
On March 17, 2022, the Board of Directors, acting on the proposal of the Remuneration Committee, approved a 2021 performance score of 135 points resulting in a 2021 partial multiplier of 200%. With reference to the already verified performance levels of 2019 and 2020, the final multiplier to be applied to the deferred portion awarded in 2019 for payment in 2022, came to 197%, as shown in table 16.

TABLE 16 – FINAL MULTIPLIER OF THE STI DEFERRED PORTION ACCRUED IN 2019-2021

	2019 performance	2020 performance	2021 performance	Final multiplier for payment 2022
Eni performance score	127	138	135	197%
Multiplier	184%	206%	200%	

LONG-TERM SHARE INCENTIVE (LTI) PLAN 2017-2019

Verification of results 2019-2021 - 2019 award

The 2017-2019 equity-based LTI Plan called for three annual awards based on the performance of TSR and NPV of proven reserve, measured in relative terms vs. the Peer Group over a three-year period. For the 2019 award, with 2019-2021 performance period, on March 17, 2022 the Board of Directors, as verified and recommended by the Remuneration Committee, approved the three-year performance of the TSR indicator, calculated in accordance with the criteria set under the plan, at the sixth place within the Peer Group for a multiplier of 80%. The final multiplier will be determined after verification of the NPV target in 2021 as available after the publication of the financial statements of all the companies in the Peer Group. Table 17 shows the performance already verified in the period.

TABLE 17 – PARTIAL MULTIPLIER OF THE LTI SHARE PLAN 2019 ACCRUED IN 2019-2021

Indicator		Performance			Weighted average multiplier
		2019	2020	2021	
ΔTSR (50%)	Position in Peer Group		6°		40%
	Multiplier		80%		
NPV (50%)	Position in Peer Group	5°	1°	nd	nd
	Multiplier	100%	180%	nd	
			Final multiplier		nd

49 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex LONG-TERM SHARE INCENTIVE (LTI) PLAN 2020-2022 2021 award The 2020-2022 equity-based LTI Plan calls for three annual awards, for the second of which (2021) on October 28, 2021 the Board of Directors, as verified and recommended by the Remu- neration Committee, approved the award price of €10.3949, calculated in accordance with the parameters set under the plan (average official daily closing price over the four months prior to the month in which the Board of Directors annually approves the Rule of the Plan and the award). REMUNERATION ACCRUED AND/OR AWARDED IN 2021 This chapter describes the remuneration accrued and/or awarded in 2021 to the Chairwom- an of the Board of Directors, Non-Executive Directors, the Chief Executive Officer and Gen- eral Manager, Chief Operating Officers and other Managers with strategic responsibilities in accordance with the 2020-2023 Remuneration Policy and in relation to the performance levels achieved during the period in which they held their respective roles. Remuneration is detailed in the tables of chapter “Remuneration accrued in 2021” of this Section II. CHAIRWOMAN OF THE BOARD OF DIRECTORS Fixed remuneration For the Chairwoman in charge as from May 14, 2020 (Lucia Calvosa), the Shareholdersʼ Meet- ing of May 13, 2020 kept unchanged the remuneration for the office equal to €90,000, as in the previous term; on June 4, 2020, the Board of Directors confirmed the same fixed remu- neration for the powers granted as in the previous term at €410,000, in accordance with the Remuneration Policy for the 2020-2023 term approved by the shareholders on the same date. Non-monetary benefits The Chairwoman in charge as from May 14, 2020 (Lucia Calvosa) was granted by the Board of Directors of June 4, 2020, in accordance with the Remuneration Policy for the 2020-2023 term approved by the shareholders on May 13, 2020, a life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere, as well as health insurance coverage. Table 1 of chapter “Remuneration accrued in 2021” details, under the columns “Fixed Remu- neration” and “Other remuneration”, compensation paid as well as any other remuneration for offices held in subsidiaries. NON-EXECUTIVE DIRECTORS To Non-Executive Directors in charge as from May 14, 2020, the Shareholders’ Meeting of May 13, 2020 kept unchanged remuneration for the role as in the previous term, equal to €80,000; the Board of Directors of June 4, 2020 also kept unchanged additional remuneration payable for participation on Board Committees as in the previous term, in accordance with the Remu- neration Policy for the 2020-2023 term approved by the shareholders on the same date. Table 1 of chapter “Remuneration accrued in 2021” details compensation paid, under the col- umns “Fixed Remuneration” and “Remuneration for participation on the Committees”.

50 Eni Report on remuneration policy and remuneration paid 2022 BOARD OF STATUTORY AUDITORS The Chairwoman and members of the Board of Statutory Auditors in charge as from May 14, 2020 received the fixed remuneration approved by the shareholders on May 13, 2020, as well as any other remuneration for offices held in subsidiaries. Table 1 of section “Remuneration accrued in 2021” details compensation paid, under the col- umns “Fixed Remuneration” and “Other Remuneration”. CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER CLAUDIO DESCALZI Fixed remuneration The Board of Directors, in the Meeting on June 4, 2020, kept unchanged, with respect the previ- ous term, the total fixed remuneration of the Chief Executive Officer and General Manager at €1,600,000 (€600,000 for the role of Chief Executive Director and €1,000,000 for the role of Gen- eral Manager), in accordance with the Remuneration Policy for the 2020-2023 term approved by the Shareholders’ Meeting of May 13, 2020. This remuneration includes the remuneration deter- mined by the Shareholders’ Meeting for Board of Directors members as well as any remunera- tion due for participation in the Boards of Directors of Eni subsidiaries and/or shareholdings. 2022 Short-Term Incentive with deferral - accrual of the annual portion and award of the deferred portion The Board of Directors of June 4, 2020, in accordance with the Remuneration Policy for the 2020-2023 approved by the shareholders on May 13, 2020 and in continuity with the previous term, approved the procedures and parameters for determining the variable remuneration of the Chief Executive Officer and General Manager, corresponding to minimum, target and maximum performance levels of 85%, 100% and 150% respectively on a performance scale of 85-150, to be applied to a base incentive equal to 150% of total fixed remuneration (€1,600,000). The total incentive is divided into a portion payable in the year and a deferred portion, equal respectively to 65% and 35%. Accordingly, in relation to performance achieved in 2021 (135 points), an annual incentive of €2,106 thousand was earned, in addition to a deferred incentive of €1,134 thousand (respec- tively 65% and 35% of the total incentive of €3,240 thousand). The payment/ assignment of the two portions is expected in March 2022. 2019 Short-Term Incentive with deferral - accrual of the deferred portion In 2021, the Chief Executive Officer and General Manager earned the deferred portion of the STI awarded in 2019, in the amount of €2,102 thousand, based on the final multiplier verified in the 2019-2021 performance period (197%) and approved by Board of Directors on March 17, 2022. 2017-2019 Long-Term Share-based Incentive Plan Accrual of the 2019 award In 2021, the Chief Executive Officer and General Manager earned the long-term share-based incentive awarded in 2019, pursuant to the 2017-2019 Plan. The actual number of shares to be assigned will be determined based on the verification of the parameter of NPV of proven reserves, not yet available at the date of the approval of this Report. Table 3 shows, under the item “Financial instruments vested during the year and assignable”, an estimate of the number of shares assignable based on verified performance and an esti- mate of the 2021 performance at target level of the parameter NPV of proven reserves. Shares should be assigned in November 2022.

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2020-2022 Long-Term Share-based Incentive Plan - 2021 award

In implementation of the 2020-2022 Long-Term Share Plan, approved by the Shareholders' Meeting of May 13, 2020 and in line with the 2020-2023 Remuneration Policy approved by the same Shareholders' Meeting, the Board of Directors of October 28, 2021 resolved to award 230,882 Eni shares to the Chief Executive Officer and General Manager. In particular, the number of awarded shares was determined based on an incentive percentage of 150% to be applied to the overall fixed remuneration and the award price of €10.3949 calculated according to the criteria established by the Plan.

Non-monetary benefits

In accordance with the Remuneration Policy for the 2020-2023 approved by the shareholders on May 13, 2020, the Board of Directors, meeting on June 4, 2020 decided to confirm the same benefits already provided for in the previous term (life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere. Also provided, provisions contained in the national collective bargaining agreement and the supplementary company agreements for Eni senior managers, a company car for business and personal use).

Severance indemnity for end-of-office in the 2020-2023 term

In consideration of the renewal of the office of Chief Executive Officer and the legal continuity of the executive employment relationship as General Manager, the Board of Directors of June 4, 2020 and July 29, 2020 took note that the supplementary severance indemnities and the non-competition agreement defined in the previous term (and in line the 2020-2023 Remuneration Policy) remain in force for Mr. Claudio Descalzi.

With regard to the non-compete agreement already in force, in line with the 2020-2023 Remuneration Policy and with the consent of Mr. Claudio Descalzi, the Board of Directors has further expanded its obligations, while maintaining the consideration unchanged compared to what provided for by the aforementioned Policy. In particular, with respect to the Agreement already defined in the 2019 Remuneration Report, the following additional restrictions have been introduced: the duration has been extended from 12 to 18 months and the non-compete restrictions have been extended, for the Oil & Gas sector, from 18 to 19 Countries, as well as integrated with respect to companies operating in the Circular Economy sector. Furthermore, specific confidentiality and non-solicitation obligations of Eni executives were maintained.

Summary of remuneration accrued by the CEO/GM

Below a summary of all remuneration components accrued in 2021 in favour of Claudio Descalzi, in relation to his role as Chief Executive Officer and General Manager (see table 1 of chapter "Remuneration accrued in 2021"), with the pay mix of fixed remuneration, variable remuneration and benefits.

TABLE 18 – SUMMARY OF REMUNERATION ACCRUED BY CEO/GM IN 2021

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euros)	1,600	2,106	2,102[1]	44	5,852
Pay mix (%)	27%	36%	36%	1%	100%

(1) Includes the deferred portion of the Short-Term Incentive awarded in 2019, and accrued in 2019-2021; does not include the Long-Term Share-based incentive 2019 which will be calculated after completion of the final verification process scheduled for June 2022.

Table 1 of the chapter "remuneration accrued in 2021" shows the details of the remuneration accrued in 2021 and in tables 2 and 3 the details of the short and long-term incentives awarded and/or accrued in 2021.

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CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

Fixed remuneration

In 2021, within the context of the annual salary review process envisaged for all managers in cases of promotion to more senior levels or in line with necessary market-driven adjustments, selective adjustments were made to fixed remuneration for the Chief Operating Officers of the businesses Energy Evolution and Natural Resources and other managers with strategic responsibilities.

2022 Deferred Short-Term Incentive (STI) - accrual of annual portion and award of deferred portion

The annual and deferred portion of the STI Plan 2022 will be paid/awarded to the Chief Operating Officers and other managers with strategic responsibilities in 2022, based on individual performances achieved in 2021, the final verification of which is not available at the date of approval of the Report. In particular, the incentive is linked to performance against a range of metrics related to business and sustainability objectives (safety, energy transition, decarbonisation, circular economy, local projects and stakeholder relations), as well as relevant individual targets, in relation to the scope of the responsibilities of the position, consistent with the provisions of the Eni Strategic Plan.

2019 Deferred Short-Term Incentive - accrual of deferred annual portion

In 2021, for Chief Operating Officers and other managers with strategic responsibilities is accrued the deferred portion of the STI awarded in 2019, based on the final multiplier verified in the 2019-2021 period (197%) and approved by the Board of Directors of March 17, 2022.

2017-2019 Long-Term Share-based Incentive Plan

Accrual of 2019 award

In 2021 for Chief Operating Officers and other managers with strategic responsibilities are accrued the incentives awarded in 2019, based on the 2017-2019 Long-term Share-based incentive Plan. The actual number of shares to be assigned will be determined after verification of the parameter NPV of proven reserves, not available at the date of approval of this Report.
Table 3, under item "Financial instruments vested during the year and assignable", shows an estimate of the number of shares assignable to each Chief Operating Officers and, in aggregate form, to other managers with strategic responsibilities, based on verified performance and an estimate target of 2021 performance of the parameter NPV of proven reserves. Shares should be assigned in November 2022.

2020-2022 Long-Term Share-based Plan - 2021 award

In implementation of the 2020-2022 Long-Term Share Plan, approved by the Shareholders' Meeting of May 13, 2020 and in line with the 2020-2023 Remuneration Policy approved by the same Shareholders' Meeting, the Board of Directors of October 28, 2021 resolved to proceed with the 2021 award to the Chief Operating Officers and other managers with strategic responsibilities, as well as other managerial resources critical to the business, and delegated the Chief Executive Officer and General Manager to implement the award according to the criteria established by the Plan.

Non-monetary benefits

Chief Operating Officers and other managers with strategic responsibilities received the benefits provided for by the 2020-2023 Remuneration Policy, as approved by the Shareholders' Meeting of May 13, 2020 and unchanged over the previous term, in line with provisions in Italy's national collective bargaining agreement and supplementary corporate agreements for Eni managers

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(life insurance policy and an insurance policy against permanent disability due to injury or illness contracted in the workplace or elsewhere, enrolment in the supplementary pension plan FOPDIRE and health plan FISDE, a company car for business and personal use; and the possible assignment of housing based on operational and mobility requirements).

Severance indemnity for end-of-office or termination of employment

During 2021, Eni did not terminate any employment relationship with Chief Operating Officers or other managers with strategic responsibilities.

On February 6, 2022 Eni terminated its employment relationship with the Chief Operating Officer of Natural Resources (disclosed to the market on February 4, 2022), who took on another position in Saipem. As regards this termination, no severance indemnities or other indemnities or non-competition agreements have been envisaged, except for the severance compensation established by law, as well as the pro rata payment of the long-term incentives awarded, in accordance with the provisions of the relevant plan rules, following final verification which, at the date of publication of this Report, has not yet been completed since the data are not yet available. Further information, on an accrual basis in accordance with applicable law, will be provided in the 2023 Remuneration Report.

Summary of remuneration accrued by the Chief Operating Officers

Below a summary of all remuneration components accrued in 2021 in favour of the Chief Operating Officers, (see table 1 of the chapter "Remuneration accrued in 2021"), with the pay mix of fixed remuneration, variable remuneration and benefits.

TABLE 19 – SUMMARY OF REMUNERATION ACCRUED BY CHIEF OPERATING OFFICERS IN 2021

CHIEF OPERATING OFFICER - NATURAL RESOURCES

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	898	795(1)	(2)	12	1,705
Pay mix (%)	52%	47%	0%	1%	100%

(1) Estimate for individual performance in relation to target level 2021 (final verification data not being available at the date of approval of the Report).
(2) Following consensual termination on February 6, 2022, the deferred portion of the 2019 short-term incentive and the 2019 long-term equity incentive, accrued in 2019-2021, will be paid pro rata as required by the Plan Rules after completion of the final verification process in June 2022 and will be communicated in the 2023 Remuneration Report

CHIEF OPERATING OFFICER - ENERGY EVOLUTION

	Fixed Remuneration	Annual Bonus	Long-Term Incentives	Benefits	Total
Amount (thousands of euro)	689	645(1)	398(2)	13	1,745
Pay mix (%)	39%	37%	23%	1%	100%

(1) Estimate for individual performance in relation to target level 2021 (final verification data not being available at the date of approval of the Report).
(2) Includes the deferred portion of the 2019 short-term incentive, accrued in 2019-2021; does not include the 2019 long-term equity incentive which will be calculated after completion of the verification process in June 2022

Table 1 of the chapter "remuneration accrued in 2021" shows the details of remuneration accrued in 2021 to the Chief Operating Officers and, in aggregate form, to other managers with strategic responsibilities, and in tables 2 and 3 the details of the short and long-term incentives awarded and/or accrued in 2021.

Clawback/Malus

In 2021 there were no cases of application of the clawback/malus clauses provided for by the Eni Remuneration Policy.

ADDITIONAL DISCLOSURE ON THE IMPLEMENTATION OF REMUNERATION POLICY FOR 2020

To complete information published in Section II of the 2021 Remuneration Report, this section reports the actual values of 2020 remuneration paid/assigned in relation to the final verification

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of performances completed after the date of approval of the Report, where remuneration had been shown using estimates based on target-level performance.

EQUITY LONG-TERM INCENTIVE PLAN (LTI PLAN) 2017-2019

Verification of 2018-2020 performance - 2018 award

Following the final verification of the parameter "NPV of proven reserves" for 2020, approved by the Board of Directors on June 24, 2021 (1st place) and taking into account the verified and approved results disclosed in the 2021 Remuneration Report, the final multiplier for the 2018 award came to 107%.

TABLE 20 – FINAL LTI SHARE PLAN 2018 MULTIPLIER ACCRUED IN 2018-2020

Indicator		Performance 2018	Performance 2019	Performance 2020	Weighted average multiplier
ΔTSR (50%)	Position in Peer Group		4°		60%
	Multiplier		120%		
NPV (50%)	Position in Peer Group	11°	5°	1°	47%
	Multiplier	0%	100%	180%	
			Final multiplier		107%

CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER CLAUDIO DESCALZI

Shares assigned (2018 award)

Following final verification of performance, in November 2021, to the Chief Executive Officer and General Manager 160,203 Eni shares were assigned, for a taxable value at the assignment of €1,939 thousand.

CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

Shares assigned (2018 award)

Following final verification of performance, in November 2021:

- the Chief Operating Officer Natural Resources Alessandro Puliti was assigned 10,347 Eni shares for a taxable value at the assignment of €125 thousand;
- the Chief Operating Officer Energy Evolution, following consensual termination on December 31, 2020, was paid the portion as provided for in the Plan Rule which came to €196 thousand;
- other Managers with strategic responsibilities, were assigned a total of 130,467 Eni shares for a total taxable value at the assignment of €1,579 thousand.

SHORT-TERM INCENTIVE PLAN WITH DEFERRAL 2021

Annual portion and deferred portion

CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

Following final verification of individual performance in 2020, as carried out after the date of approval of the 2021 Remuneration Report:

- the Chief Operating Officer Natural Resources was paid the annual portion of €757 thousand and was awarded the deferred portion of €408 thousand;

55 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex  the Chief Operating Officer Energy Evolution, following consensual termination on December 31, 2020, was not paid nor awarded any incentives;  other Managers with strategic responsibilities, were paid annual portions for a total amount of €4,866 thousands and were awarded deferred portions totalling €2,623 thousands. Remuneration accrued in 2021 TABLE 1 - REMUNERATION ACCRUED TO DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES In compliance with the provisions of the Issuers Regulation, the table below reports the remu- neration accrued in 2021 by Directors, Statutory Auditors, the Chief Executive Officer and General Manager and other Chief Operating Officers, and, in aggregate form, Managers with strategic responsibilities. The remuneration received from subsidiaries and/or associates, except that waived or paid to the Company, are shown separately. All parties who filled these roles during the period are included, even if they only held office for a fraction of the year. In particular:  the column labelled “Fixed Remuneration” reports fixed remuneration and fixed salary from employment due for the year (on an accrual basis), gross of social security contributions and taxes to be paid by the employee, in relation to the period in which the office and/or position was held. Details of the compensation are provided in the notes, and any indemnities or pay- ments with reference to the employment relationship are indicated separately;  the column labelled “Remuneration for participation on Committees” reports (on an accrual basis) the compensation due to Directors for participation in Committees established by the Board, in relation to the period in which the office and/or position was held. In the notes, com- pensation for each Committee is indicated separately;  the column labelled “Variable non-equity remuneration” under the item “Bonuses and other in- centives” shows the incentives payable in the following year due to rights vested in the period, following the assessment and approval of related performance results by relevant corporate bodies, in accordance with that specified, in greater detail, in the table 2 “Monetary incentive plans for the Chief Executive Officer and General Manager, for Chief Operating Officers and for other Managers with strategic responsibilities”; in the event of unavailability of the perfor- mance result at the date of approval of the Report, the table shows the estimate of the incen- tives accrued considering performance not yet verified at target level; item “Profit-sharing” does not show any figures since no profit- sharing mechanisms are in place;  the column labelled “Benefits in kind” reports (on an accrual and taxability basis) the value of any fringe benefits awarded;  the column labelled “Other remuneration” reports (on an accrual basis) any other remunera- tion deriving from other services provided;  the column labelled “Total” reports the sum of the amounts of all the previous items;  the column labelled “Fair value of equity compensation” reports the relevant fair value for the year related to the existing stock option plans, estimated in accordance with the international accounting standards that allocate the related cost in the vesting period;  the column labelled “Severance indemnity for end-of-office or termination of employment” reports indemnities accrued, even if not yet paid, for terminations that occurred during the financial year, or in relation to the end of term in office and/or employment.

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TABLE 1 – REMUNERATION ACCRUED TO DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (amounts in euro thousands)

Name	Note	Position	Period for which the position was held	Expiration of office(*)	Fixed remuneration	Remuneration for participation in Committees	Variable non-equity remuneration: Bonuses and other incentives	Variable non-equity remuneration: Profit sharing	Non-monetary benefits	Other remuneration	Total	Fair value of equity-based remuneration	Severance indemnity for end of office or termination of employment
Board of Directors													
Lucia Calvosa	(1)	Chairwoman	01.01 - 12.31	2023	500[a]				10[c]	15[b]	525		
Claudio Descalzi	(2)	CEO/General manager	01.01 - 12.31	2023	1,600[a]		4,208[b]		44[c]		5,852	1,614	
Ada Lucia De Cesaris	(3)	Director	01.01 - 12.31	2023	80[a]	90[b]					170		
Filippo Giansante	(4)	Director	01.01 - 12.31	2023	80[a]	35[b]					115		
Pietro Angelo Guindani	(5)	Director	01.01 - 12.31	2023	80[a]	100[b]					180		
Karina Litvack	(6)	Director	01.01 - 12.31	2023	80[a]	85[b]					165		
Emanuele Piccinno	(7)	Director	01.01 - 12.31	2023	80[a]	65[b]					145		
Nathalie Tocci	(8)	Director	01.01 - 12.31	2023	80[a]	135[b]					215		
Raphael Louis L. Vermeir	(9)	Director	01.01 - 12.31	2023	80[a]	120[b]					200		
Board of Statutory Auditors													
Rosalba Casiraghi	(10)	Chairwoman	01.01 - 12.31	2023	85[a]					65[b]	150		
Enrico Maria Bignami	(11)	Statutory auditor	01.01 - 12.31	2023	75[a]					10[b]	85		
Marcella Caradonna	(12)	Statutory auditor	05.12 - 12.31	2023	48[a]						48		
Giovanna Ceribelli	(13)	Statutory auditor	01.01 - 12.31	2023	75[a]						75		
Roberto Maglio	(14)	Statutory auditor	01.01 - 05.12	2023	27[a]						27		
Marco Seracini	(15)	Statutory auditor	01.01 - 12.31	2023	75[a]					133[b]	208		
Managers with strategic responsibilities (**)													
Alessandro Puliti	(16)	Chief Operating Officer Natural Resources	01.01 - 12.31		898[a]		795[b]		12[c]		1,705	205	
Giuseppe Ricci	(17)	Chief Operating Officer Energy Evolution	01.01 - 12.31		689[a]		1,043[b]		13[c]		1,745	203	
Altri DIRS	(18)	*Remuneration in the company that prepares the Financial Statements*			9,114		11,003		246	95	20,458	2,201	
		Remuneration from subsidiaries and associates											
				Total	9,114[a]		11,003[b]		246[c]	95[d]	20,458	2,201	
					13,746	**630**	**17,049**		**325**	**318**	**32,068**	**4,223**

57 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Notes (*) The office will expire with the Shareholders’ Meeting called to approve the Financial Statements as at December 31, 2022. (**) Managers who were permanent members of the Company’s Management Committee during the year together with the Chief Executive Officer, or who reported directly to the CEO (twenty- three managers). (1) Lucia Calvosa - Chairwoman of the Board of Directors (a) The amount includes: i) the fixed remuneration of €90 thousand set by the Shareholders’ Meeting of May 13, 2020; ii) the fixed remuneration of €410 thousand for the delegated powers approved by the Board for the 2020-2023 term. (b) The amount corresponds the remuneration until March 31, 2021 for the position of Chairwoman of AGI. (c) The amount includes the taxable value of insurance and welfare coverage set by the Board of Directors for the 2020-2023 term, as from January 1, 2021. (2) Claudio Descalzi - Chief Executive Officer and General Manager (a) The amount includes: i) the fixed remuneration for the position of Chief Executive Officer for the 2020-2023 term equal to €600 thousand; ii) the fixed remuneration for the position of General Manager set for the 2020-2023 term, equal to €1,000 thousand. To this amounts are to be added the indemnities due for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement for senior managers and the Company’s complementary agreements for an amount of €14.7 thousand. (b) The amount includes: i) the annual portion of the STI plan 2022 earned in 2021 in the amount of €2,106 thousand, for Eni performance verified in 2021; ii) the deferred portion of the STI plan awarded in 2019 in the amount of €2,102 thousand, accrued for performance in 2019-2021. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pensions and the car for business and personal use. (3) Ada Lucia De Cesaris - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €50 thousand for the Control and Risk Committee; €40 thou- sand for the Nomination Committee. (4) Filippo Giansante - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €35 thousand for the Sustainability and Scenario Committee. (5) Pietro Angelo Guindani - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €70 thousand for the Control and Risk Committee; €30 thou- sand for the Nomination Committee. (6) Karina Litvack - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €35 thousand for the Remuneration Committee; €50 thousand for the Sustainability and Scenario Committee. (7) Emanuele Piccinno - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €35 thousand for the Sustainability and Scenario Committee; €30 thousand for the Nomination Committee. (8) Nathalie Tocci - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €50 thousand for the Control and Risk Committee; €50 thou- sand for the Remuneration Committee; €35 thousand for the Sustainability and Scenario Committee. (9) Raphael Louis L. Vermeir - Director (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes the remuneration set by the Board of Directors for participating in the Committees, and in particular: €50 thousand for the Control and Risk Committee; €35 thou- sand for the Remuneration Committee; €35 thousand for the Sustainability and Scenario Committee. (10) Rosalba Casiraghi - Chairwoman of the Board of Statutory Auditors (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount corresponds to the pro-rated remuneration for serving in the Watch Structure. (11) Enrico Maria Bignami - Statutory Auditor (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount corresponds to the remuneration for serving in the Board of Statutory Auditors of the subsidiary ENIBIOCH4IN SpA. (12) Marcella Caradonna - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (13) Giovanna Ceribelli - Statutory Auditor (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (14) Roberto Maglio - Statutory Auditor (a) The amount corresponds to the pro-rated fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (15) Marco Seracini - Statutory Auditor (a) The amount corresponds to annual fixed remuneration set by the Shareholders’ Meeting of May 13, 2020. (b) The amount includes remuneration for serving as Statutory Auditor on the Boards of subsidiaries or associated companies and in particular: €8.8 thousand in Ing. Luigi Conti Vecchi SpA; €45 thousand in Eni Angola SpA; €8.1 thousand in Evolvere SpA; €40.6 thousand in TTPC SpA; €30 thousand in Eni Fuel SpA. (16) Alessandro Puliti - Chief Operating Officer Natural Resources (a) The amount corresponds to Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company’s additional agreements for a total €9.5 thousand. (b) The amount includes: i) the annual portion of the 2022 STI Plan earned in 2021 in the amount of €795 thousand, based on the assumption of individual performance at target level in 2021 (given the unavailability of verified performance data at the date of approval of the Report); following consensual termination on February 6, 2022, the deferred portion awarded in 2019 and accrued in 2021 will be pro-rated as defined in the Plan Regulation and it will be disclosed in the 2023 Remuneration Report. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (17) Giuseppe Ricci - Chief Operating Officer Energy Evolution (a) The amount corresponds to Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company’s additional agreements for a total €6 thousand. (b) The amount includes: i) the annual portion of the 2022 STI Plan earned in 2021 in the amount of €645 thousand, based on the assumption of individual performance at target level in 2021 (given the unavailability of verified performance data at the date of approval of the Report); ii) the deferred portion of the STI Plan awarded in 2019 for a total amount of €398 thousand, accrued on Eni performance in the 2019-2021 period. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use for the period of office. (18) Other Managers with strategic responsibilities (a) The amount corresponds to total Gross Annual Salary. The amount is supplemented by the indemnities owed for transfers, in Italy and abroad, in line with the provisions of the relevant national collective labour agreement and with the Company’s additional agreements, as well as other indemnities related to employment for a total of € 275.7 thousand. (b) The amount includes: i) the annual portion of the 2022 STI Plan earned in 2021 in the amount of €7,215 thousand, based on the assumption of individual performance at target level in 2021, (given the unavailability of verified performance data at the date of approval of the Report); ii) the deferred portions of the STI Plan awarded in 2019 for a total amount of € 3,788 thousand, accrued on Eni performance in the 2019-2021 period. (c) The amount includes the taxable value of insurance and welfare coverage, complementary pension and the car for business and personal use. (d) Amounts due to for the positions held by Managers with strategic responsibilities in the Company’s Supervisory Body and for the Manager responsible for the preparation of the Com- pany’s financial statements (FRO).

58 Eni Report on remuneration policy and remuneration paid 2022 TABLE 2 - MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES The table below reports the variable monetary incentives, both short and long-term, envisaged for the Chief Executive Officer and General Manager, the Chief Operating Officers and, at an aggregate level, other Managers with strategic responsibilities (including all individuals who filled these roles during the period, even if for only a fraction of the year). The column labelled “Bonus for the year” details:  under the item “payable” the short-term variable incentive accrued during the year based on the final verification of the performance carried out by the competent corporate bodies with reference to the objectives defined for the financial year; in the event of unavailability of the performance result at the date of approval of the Report, the table shows an estimate of the incentive accrued considering performance not yet verified at target level;  under the item “deferred,” the amount of the base incentive award granted during the year;  under the item “deferral period,” the duration of the vesting period for the deferred incentive awards granted in the year. The column labelled “Bonus for previous years details”:  under the item “no longer payable,” the long-term incentive awards no longer payable in rela- tion to verified performance conditions for the vesting period or incentives that expired due to events relating to employment relationships as envisaged in the Plan Rules;  under the item “payable,” the deferred incentive accrued in the year, on the basis of verification of the performance conditions for the vesting period, or the incentive amounts earned due to events relating to employment relationships as envisaged in the Plan regulations;  under the item “still deferred,” incentives assigned in previous years that have not yet vested; The column labelled “Other Bonuses” details incentives earned on a one-off extraordinary basis related to the achievement of particularly important results or projects during the year. The total of the amounts under the item “payable” in the columns “Bonus for the year”, “Bonus for previous years” and “Other Bonuses” is the same as that indicated in the “Bonuses and other incentives” column in table 1.

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TABLE 2 – MONETARY INCENTIVE PLANS FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (amount in thousands of euros)

			Bonus for the year				Bonus for previuous years		
Name	Position	Plan	payable/ paid	deferred	deferral period	no longer payable	payable/ paid	still deferred	Other bonuses
Claudio Descalzi	Chief Executive Officer and General Manager	2022 Short-Term Incentive Plan - Paid amount BoD March 17, 2022	2,106(1)						
		2022 Short-Term Incentive Plan - Deferred portion BoD March 17, 2022		1,134	3 years				
		2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021						1,159	
		2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020						1,067	
		2019 Short-Term Incentive Plan - Deferred portion BoD March 14, 2019					2,102(2)		
Total			**2,106**	**1,134**			**2,102**	**2,226**	
Alessandro Puliti	Chief Operating Officer Natural Resources	2022 Short-Term Incentive Plan - Paid amount BoD March 17, 2022	795(3)						
		2022 Short-Term Incentive Plan - Deferred portion BoD March 17, 2022		(4)					
		2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021						408(5)	
		2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020						284(5)	
		2019 Short-Term Incentive Plan - Deferred portion BoD March 14, 2019					(5)		
Total			**795**					**692**	
Giuseppe Ricci	Chief Operating Officer Energy Evolution	2022 Short-Term Incentive Plan - Paid amount BoD March 17, 2022	645(3)						
		2022 Short-Term Incentive Plan - Deferred portion BoD March 17, 2022		267					
		2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021						299	
		2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020						209	
		2019 Short-Term Incentive Plan - Deferred portion BoD March 14, 2019					398(2)		
Total			**645**	**267**			**398**	**508**	
Other Managers with strategic responsibilities(6)		2022 Short-Term Incentive Plan - Paid amount BoD March 17, 2022	7,215(3)						
		2022 Short-Term Incentive Plan - Deferred portion Bod March 17, 2022		3,036	3 years				
		2021 Short-Term Incentive Plan - Deferred portion BoD March 18, 2021						3,010	
		2020 Short-Term Incentive Plan - Deferred portion BoD March 18, 2020						2,402	
		2019 Short-Term Incentive Plan - Deferred portion BoD March 14, 2019					3,788(2)		
Total			**7,215**	**3,036**			**3,788**	**5,412**	
			10,761	**4,437**			**6,288**	**8,838**	

(1) Annual portion of the 2022 STI Plan earned in 2021.
(2) Deferred portion of the STI plan awarded in 2019, earned for performance achieved in the 2019-2021 vesting period.
(3) Annual portion of the 2022 STI Plan earned in 2021, based on the assumption of 2021 individual performance at target level (given the unavailability of verified performance data at the date of approval of the Report).
(4) Following consensual termination on February 6, 2022, the deferrable portion is no longer awardable, as defined in the Plan Regulation.
(5) No longer awardable shares following consensual termination on February 6, 2022. Pro-rated amounts, defined in the Plan Regulation, will be disclosed in the 2023 Remuneration Report.
(6) Managers who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-one managers).

60 Eni Report on remuneration policy and remuneration paid 2022 TABLE 3 - INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES The table below shows, for the equity-based incentive plan, the shares awarded to the Chief Executive Officer and General Manager and Chief Operating Officers, and the aggregate numbers awarded/assignable to the other Managers with strategic responsibilities (includ- ing all individuals who covered such positions for any period of time during the year). In particular:  the column “Financial instruments awarded in previous years and not vested during the year” shows the type, number and vesting period of any financial instruments awarded in previous years and not yet vested;  the column “Financial instruments awarded during the year” shows the type, number, total fair value, vesting period, award date, and market price on that date for financial instruments awarded during the year;  the column “Financial instruments vested during the year and not assigned” shows the type and number of any financial instruments awarded and no longer assignable based on verifica- tion of performance during the vesting period, or of any financial instruments awarded and not assignable due to termination of employment as governed by the rules of the plans;  the column “Financial instruments vested during the year and assignable” shows the type, number and value on the vesting date of any financial instruments awarded and vested during the year and assignable based on the verification of performance during the vesting period, or of the amounts provided for with regard to events concerning the employment relationship governed by the Plan Rules; in case of unavailability of the performance result at the date of approval of the Report, the table shows the estimate of the number of shares assignable in relation to the performances already verified and to hypotheses of target level for the performances not yet available at the date of publication of the Report;  the column “Financial instruments for the year” shows the fair value of the financial instru- ments awarded and still in existence solely for the portion pertaining to the year, which is also shown in table 1 in the column “Fair value of equity-based remuneration”.

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TABLE 3 – INCENTIVE PLANS BASED ON FINANCIAL INSTRUMENTS, OTHER THAN STOCK OPTIONS, FOR THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES

			Financial instruments awarded in previous years and not vested during the year		Financial instruments awarded during the year					Financial instruments vested during the year and not assignable	Financial instruments vested during the year and assignable		Financial instruments for the year
Name	Position	Plan	Number of Eni shares	Vesting period	Number of Eni shares	Fair value at assignment date (thousands of euros)	Vesting period	Assignment date	Market price on assignment (euro)	Number of Eni shares	Number of Eni shares	Value at date of vesting	Fair value (thousands of euros)
Claudio Descalzi	Chief Executive Officer and General Manager	2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021			230,882	2,171	3 years	10/28/2021	12.164				60
		2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020	292,451	3 years									374
		2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019									176,247(1)		564
Total					**230,882**	**2,171**							**998**
Managers with strategic responsabilities													
Alessandro Puliti	Chief Operating Officer Natural Resources	2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021			43,194(2)	392	3 years	11/30/2021	11.642				11
		2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020	48,498(2)	3 years									96
		2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019									(2)		58
Totale					**43,194**	**392**							**165**
Giuseppe Ricci	Chief Operating Officer Energy Evolution	2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021			33,141	301	3 years	11/30/2021	11.642				8
		2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020	33,388	3 years									66
		2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019									20,122(1)		64
Totale					**33,141**	**301**							**138**
Other Managers with strategic responsibilities(3)		2021 Equity-based Long-Term Incentive Plan BoD October 28, 2021			397,501	3,609	3 years	11/30/2021	11.642				
		2020 Equity-based Long-Term Incentive Plan BoD October 28, 2020*	427,712	3 years									846
		2019 Equity-based Long-Term Incentive Plan BoD October 24, 2019									201,987(1)		646
Total					**397,501**	**3,609**							**1,492**
Total managers with strategic responsibilities					**473,836**	**4,302**							**1,795**
Grand total					**704,718**	**6,473**							**2,793**

(1) Number of shares assignable based on verified performance and an assumption at target level of the 2021 performance of the NPV of Proven Reserves (given the unavailability of verified performance data at the date of approval of the Report).
(2) Number of shares no longer assignable following consensual termination on February 6, 2022. Pro-rated monetary amounts, defined in the Plan Regulation and related to verified performance in the relevant vesting period, will be disclosed in the 2023 Remuneration Report.
(3) Managers who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-one managers).

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62

Shareholdings held

The table below reports, under article 84-quater, fourth paragraph, of the Consob Issuers Regulation, the shareholdings in Eni SpA and its subsidiaries that are held by Directors, Statutory Auditors and other Managers with strategic responsibilities, as well as by their spouses from whom they are not legally separated, and their children under eighteen years of age, directly or through subsidiaries, trust companies, or intermediaries, as recorded in the register of shareholders, communications received and other information sources. The table includes all parties who meet this description for all or part of the reporting period.

The number of shares (all "ordinary") is indicated, for each company held, by name, for Directors, Statutory Auditors and, at an aggregate level, for the other Managers with strategic responsibilities. The individuals indicated hold title to the shareholdings.

TABLE 4 — SHAREHOLDINGS HELD BY DIRECTORS, STATUTORY AUDITORS, THE CHIEF EXECUTIVE OFFICER AND GENERAL MANAGER, CHIEF OPERATING OFFICERS AND OTHER MANAGERS WITH STRATEGIC RESPONSIBILITIES (2021)

Name	Position	Affiliated Company	Number of shares held at 12.31.2020	Number of shares purchased[1]	Number of shares sold[2]	Number of shares held at 12.31.2021
Board of Directors						
Claudio Descalzi	Chief Executive Officer	Eni SpA	68,755	160,203	68,289	160,669
Board of Statutory Auditors						
Marco Seracini	Statutory Auditor	Eni SpA	2,000	0	2,000	0
Chief Operating Officers						
Alessandro Puliti	COO NR	Eni SpA	7,000	10,347	0	17,347
Giuseppe Ricci	COO EE	Eni SpA	7,000	16,788	7,157	16,631
Other managers with strategic responsibilities[3]		Eni SpA	216,253	158,436	64,305	310,384

(1) Including the assignment of shares of the 2018 award of the LTI Share Plan, vested in 2018-2020.
(2) Including the portion of shares sold for tax compliance related to the assignment of the 2018 award of the LTI share Plan.
(3) Managers who were permanent members of the Company's Management Committee during the year, together with the Chief Executive Officer, Chief Operating Officers and who reported directly to the CEO (twenty-one managers, of whom nineteen held shareholdings in Eni SpA).

Letter from the Chairwoman | Foreword | Executive Summary | Section I | **Section II** | Annex

63

Annex under article 84-bis of Consob Issuer Regulation – 2021 Implementation of the 2020-2022 Long-term Share Incentive Plan

With reference to the 2020-2022 Long-Term Share Incentive Plan approved by the ordinary Shareholders' Meeting on May 13, 2020, subject to the conditions and purposes set out in the Information Document available on the website, the following table shows details of 2021 Plan assignment, in accordance with art. 84-bis (Annex 3A, schedule 7) of the Consob Issuer Regulation.

TABLE No. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION No. 11971/1999

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
	Position	Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name or category	(to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instruments	Number of financial instruments	Assignment date	Purchase price of the instruments	Market price at the time of assignment (euro)	Vesting period
Claudio Descalzi	CEO and General Manager Eni SpA	May 13, 2020	Eni shares	230,882[1]	10/28/2021	n.a.	12.164	3 years
Nicolo' Aggogeri	Managing Director Eni UK Ltd	May 13, 2020	Eni shares	3,030	11/30/2021	n.a.	11.642	3 years
Luca Alburno	CEO Raffineria Di Gela SpA	May 13, 2020	Eni shares	2,934	11/30/2021	n.a.	11.642	3 years
Adriano Alfani	CEO Versalis SpA	May 13, 2020	Eni shares	25,974	11/30/2021	n.a.	11.642	3 years
Luca Arcangeli	CEO Eni France slu	May 13, 2020	Eni shares	3,992	11/30/2021	n.a.	11.642	3 years
Abdulmonem Arifi	General Manager Eni North Africa BV	May 13, 2020	Eni shares	8,706	11/30/2021	n.a.	11.642	3 years
Federico Arisi Rota	President & CEO Eni Trading & Shipping Inc.	May 13, 2020	Eni shares	5,479	11/30/2021	n.a.	11.642	3 years
Matteo Bacchini	General Manager Eni Angola SpA	May 13, 2020	Eni shares	4,618	11/30/2021	n.a.	11.642	3 years
Stefano Ballista	CEO Eni Trade & Biofuels SpA	May 13, 2020	Eni shares	7,888	11/30/2021	n.a.	11.642	3 years
Mario Bello	Directeur Général Eni Algeria Production BV	May 13, 2020	Eni shares	5,532	11/30/2021	n.a.	11.642	3 years
Marco Vittorio Bollini	Managing Director Eni International BV	May 13, 2020	Eni shares	9,716	11/30/2021	n.a.	11.642	3 years
Tiziano Colombo	CEO Eni Corporate University SpA	May 13, 2020	Eni shares	6,638	11/30/2021	n.a.	11.642	3 years
Roberto Daniele	Vice Chairman & Managing Director Nigerian Agip Oil Company Ltd	May 13, 2020	Eni shares	3,896	11/30/2021	n.a.	11.642	3 years
Francesco De Francesco	Managing Director Eni Abu Dhabi Refining & Trading Services BV	May 13, 2020	Eni shares	2,405	11/30/2021	n.a.	11.642	3 years
Daniele De Giovanni	Consejero Director General Eni España Comercializadora de Gas SAU	May 13, 2020	Eni shares	8,466	11/30/2021	n.a.	11.642	3 years
Massimiliano Del Moro	CEO/GM Eni Fuel SpA	May 13, 2020	Eni shares	2,982	11/30/2021	n.a.	11.642	3 years
Ernesto Formichella	Managing Director Banque Eni SA	May 13, 2020	Eni shares	5,051	11/30/2021	n.a.	11.642	3 years
Gabriele Franceschini	President & CEO - Eni Next LLC	May 13, 2020	Eni shares	8,177	11/30/2021	n.a.	11.642	3 years
Alessandro Gelmetti	Vice Chairman & Managing Director Eni Vietnam BV	May 13, 2020	Eni shares	3,223	11/30/2021	n.a.	11.642	3 years
Paolo Giraudi	Managing Director Eni Pakistan Ltd	May 13, 2020	Eni shares	3,463	11/30/2021	n.a.	11.642	3 years
Stefano Goberti	CEO Eni Gas e Luce SpA	May 13, 2020	Eni shares	15,921	11/30/2021	n.a.	11.642	3 years
Paolo Grossi	CEO Eni Rewind SpA	May 13, 2020	Eni shares	12,891	11/30/2021	n.a.	11.642	3 years
Giorgio Guidi	Managing Director Eni México Sde RL de CV	May 13, 2020	Eni shares	4,185	11/30/2021	n.a.	11.642	3 years

Eni Report on remuneration policy and remuneration paid 2022

64

TABLE No. 1 OF SCHEDULE 7 OF ANNEX 3A OF REGULATION No. 11971/1999

		FRAME 1						
		FINANCIAL INSTRUMENTS OTHER THAN STOCK OPTIONS						
		Section 2 Newly assigned instruments based on the decision of the body in charge of the implementation of the resolution of the Shareholders' Meeting						
Name or category	Position (to be specified only for individuals listed by name)	Date of shareholders' resolution	Type of financial instru-ments	Number of financial instru-ments	Assignment date	Purchase price of the instru-ments	Market price at the time of assignment (euro)	Vesting period
Giuseppe La Scola	Chairman & General Manager Versalis Pacific Trading Ltd	May 13, 2020	Eni shares	4,425	11/30/2021	n.a.	11.642	6 years
Stefano Leofreddi	CEO Serfactoring SpA	May 13, 2020	Eni shares	3,463	11/30/2021	n.a.	11.642	3 years
Giuseppe Macchia	CEO Agenzia Giornalistica Italia SpA	May 13, 2020	Eni shares	4,425	11/30/2021	n.a.	11.642	3 years
Renato Maroli	Managing Director and Resident Manager Agip Karachaganak BV	May 13, 2020	Eni shares	5,051	11/30/2021	n.a.	11.642	3 years
Carmine Masullo	Chairman & Managing Director Versalis International SA	May 13, 2020	Eni shares	6,253	11/30/2021	n.a.	11.642	3 years
Paolo Morandotti	CEO/GM Eni Iberia slu	May 13, 2020	Eni shares	4,185	11/30/2021	n.a.	11.642	3 years
Giuseppe Moscato	Directeur Général Eni Tunisia BV	May 13, 2020	Eni shares	5,532	11/30/2021	n.a.	11.642	3 years
Annalisa Muccioli	CEO Eniprogetti SpA	May 13, 2020	Eni shares	1,828	11/30/2021	n.a.	11.642	3 years
Ciro Antonio Pagano	Managing Director Eni Abu Dhabi BV	May 13, 2020	Eni shares	9,813	11/30/2021	n.a.	11.642	3 years
Luca Pellicciotta	President and CEO - GM Eni US Operating Co. Inc	May 13, 2020	Eni shares	2,549	11/30/2021	n.a.	11.642	3 years
Marco Petracchini	Chairman Versalis SpA	May 13, 2020	Eni shares	13,131	11/30/2021	n.a.	11.642	3 years
Diego Portoghese	Managing Director Eni Muara Bakau BV	May 13, 2020	Eni shares	2,934	11/30/2021	n.a.	11.642	3 years
Stefano Quartullo	CEO Eni Deutschland Gmbh	May 13, 2020	Eni shares	3,511	11/30/2021	n.a.	11.642	4 years
Paolo Repetti	CEO Eniservizi SpA	May 13, 2020	Eni shares	7,359	11/30/2021	n.a.	11.642	3 years
Marco Rotondi	General Manager IEOC Production BV	May 13, 2020	Eni shares	5,243	11/30/2021	n.a.	11.642	3 years
Mauro Russo	CEO/GM Ecofuel SpA	May 13, 2020	Eni shares	5,051	11/30/2021	n.a.	11.642	5 years
Fulvio Siotto	General Manager Zenith SA	May 13, 2020	Eni shares	5,051	11/30/2021	n.a.	11.642	3 years
Andrea Tomasino	Chairman & Managing Director Versalis UK Ltd	May 13, 2020	Eni shares	2,309	11/30/2021	n.a.	11.642	3 years
Giuseppe Valenti	Managing Director Eni Ghana Exploration and Production Ltd	May 13, 2020	Eni shares	4,954	11/30/2021	n.a.	11.642	3 years
Tamás Varga	Chairman & Managing Director Dunastyr	May 13, 2020	Eni shares	1,975	11/30/2021	n.a.	11.642	3 years
Giorgio Vicini	Managing Director & General Manager Eni Rovuma Basin BV	May 13, 2020	Eni shares	3,223	11/30/2021	n.a.	11.642	3 years
Marco Volpati	Managing Director Eni International Resources Ltd	May 13, 2020	Eni shares	4,954	11/30/2021	n.a.	11.642	3 years
Paolo Zuccarini	Chairman Versalis France SAS	May 13, 2020	Eni shares	5,051	11/30/2021	n.a.	11.642	3 years
Other managers with strategic responsibilities Eni[2]	19 managers	May 13, 2020	Eni shares	405,919	11/30/2021	n.a.	11.642	3 years
Other managers	310 managers	May 13, 2020	Eni shares	1,461,343	11/30/2021	n.a.	11.642	3 years

(1) Number of shares assigned with resolution of the Board of Directors of October 28, 2021.
(2) Other managers who, at time of assignment and together with the Chief Executive Officer and Chief Operating Officers, were permanent members of the Company's Management Committee or reported directly to the CEO.

65 Letter from the Chairwoman | Foreword | Executive Summary | Section I | Section II | Annex Annex: charts and tables LIST OF CHARTS Chart 1 Total Shareholder Return 9 Chart 2 Total Recordable Injury Rate (TRIR) and Severity Incident Rate (SIR) 9 Chart 3 GHG emissions intensity Scope 1 and Scope 2 Equity (UPS) 10 Chart 4 Total average remuneration 2018-2020 16 Chart 5 Average market capitalisation 2018-2020 16 Chart 6 Pay for performance analysis 17 Chart 7 Results of shareholders' vote on Eni Remuneration Report in 2016-2020 - Section I 18 Chart 8 Results of shareholders' vote on Eni Remuneration in 2020-2021 - Section II 19 Chart 9 Annual engagement plan 21 Chart 10 Composition of the Committee 22 Chart 11 Total incentive multiplier 35 Chart 12 Deferred incentive - timeline 36 Chart 13 Deferred incentive multiplier 36 Chart 14 LTI share-based plan timeline 36 Chart 15 Performance scale - multiplier for absolute parameters 39 Chart 16 Pay mix CEO 40 Chart 17 Pay mix MSRs 43 LIST OF TABLES Table 1 CEO/GM pay ratio vs. median employee remuneration 10 Table 2 Gender pay ratio 11 Table 3 Minimum wages 11 Table 4 Alignment with the strategy plan 13 Table 5 Remuneration policy summary 2020-2023 14 Table 6 Peer Group 17 Table 7 2022 Targets for the Short-Term Incentive plan with deferral 2023 34 Table 8 Levels of annual payable incentive 35 Table 9 Levels of payable deferred incentive 36 Table 10 Absolute 2021-2023 targets for the 2022 award of the 2020-2022 LTI Share-based Plan 38 Table 11 Performance scale - multiplier for relative parameters 39 Table 12 Value levels of grantable shares 39 Table 13 Remuneration due to the CEO/GM in 2019-2021 45 Table 14 Remuneration due to the Chief Operating Officers in 2020-2021 46 Table 15 Verification of 2021 objectives 47 Table 16 Final multiplier of the STI deferred portion accrued in 2019-2021 48 Table 17 Partial multiplier of the LTI share Plan 2019 accrued in 2019-2021 48

66 Eni Report on remuneration policy and remuneration paid 2022 Table 18 Summary of remuneration accrued by CEO/GM in 2021 51 Table 19 Summary of remuneration accrued by Chief Operating Officers in 2021 53 Table 20 Final LTI share Plan 2018 multiplier accrued in 2018-2020 54 LIST OF CONSOB TABLES Table 1 Remuneration accrued to Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 56 Table 2 Monetary incentive plans for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 59 Table 3 Incentive plans based on financial instruments, other than stock options, for the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 61 Table 4 Shareholdings held by Directors, Statutory Auditors, the Chief Executive Officer and General Manager, Chief Operating Officers and other Managers with strategic responsibilities 62 Table 5 Table No. 1 of Schedule 7 of Annex 3A of Regulation No. 11971/1999 63